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                                  EXHIBIT 10.9

                NOTE AGREEMENT FOR $40,000,000 7.2% SENIOR NOTES



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         EXHIBIT 10.9 : NOTE AGREEMENT FOR $40,000,000 7.2% SENIOR NOTES

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                              WILLIAMS-SONOMA, INC.


                                 NOTE AGREEMENT

                           Dated as of August 1, 1995


         Re:              $40,000,000 7.20% Senior Notes
                           Due August 8, 2005


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                              WILLIAMS-SONOMA, INC.
                               3250 VanNess Avenue
                         San Francisco, California 94109


                                 NOTE AGREEMENT

                                       Re:

                         $40,000,000 7.20% Senior Notes
                               Due August 8, 2005

                                                                     Dated as of
                                                                  August 1, 1995

To the Purchasers named in Schedule I
  to this Agreement

Ladies and Gentlemen:

         The undersigned, Williams-Sonoma, Inc., a California corporation (the "Company"), agrees with the purchasers named in Schedule I to this Agreement (the "Purchasers") as follows:


SECTION 1.               DESCRIPTION OF NOTES AND COMMITMENT.


             Section 1.1. Description of Notes. The Company will authorize the issue and sale of $40,000,000 aggregate principal amount of its 7.20% Senior Notes (the "Notes") to be dated the date of issue, to bear interest from such date at the rate of 7.20% per annum, payable semiannually on the eighth day of February and August in each year (commencing February 8, 1996) and at maturity and to bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the Overdue Rate after the date due, whether by acceleration or otherwise, until paid, to be expressed to mature on August 8, 2005, and to be substantially in the form attached hereto as Exhibit A. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity date except on the terms and

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conditions and in the amounts and with the premium, if any, set forth in SECTION
2 of this Agreement. The term "Notes" as used herein shall include each Note delivered pursuant to this Agreement. The terms which are capitalized herein shall have the meanings set forth in SECTION 8.1 unless the context shall otherwise require.

             Section 1.2. Commitment, Closing Date. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to each Purchaser, and such Purchaser agrees to purchase from the Company, Notes in the principal amount set forth opposite such Purchaser's name on Schedule I hereto at a price of 100% of the principal amount thereof on the Closing Date hereafter mentioned.

         Delivery of the Notes will be made at the offices of Chapman and Cutler, 111 West Monroe, Chicago, Illinois 60603, against payment therefor in Federal Reserve or other funds current and immediately available at the principal office of Bank of America National Trust and Savings Association in the amount of the purchase price at 10:00 A.M., Chicago, Illinois time, on August 8, 1995 or such later date (not later than August 15, 1995) as shall mutually be agreed upon by the Company and the Purchasers (the "Closing Date"). The Notes delivered to each Purchaser on the Closing Date will be delivered to such Purchaser in the form of a single registered Note in the form attached hereto as Exhibit A for the full amount of such Purchaser's purchase (unless different denominations are specified by such Purchaser), registered in such Purchaser's name or in the name of such Purchaser's nominee, as may be specified in Schedule I attached hereto.

             Section 1.3. Several Commitments. The obligations of the Purchasers shall be several and not joint and no Purchaser shall be liable or responsible for the acts or defaults of any other Purchaser.

             Section 1.4. Guaranty of Notes. The payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement are fully and unconditionally guaranteed by Williams-Sonoma Stores, Inc., The Pottery Barn East, Inc., Gardener's Eden, Inc., Hold Everything, Inc., and Chambers Catalog Company, Inc. (collectively, the "Initial Subsidiary Guarantors") pursuant to the Guaranty Agreement, dated as of August 1, 1995 (the "Guaranty Agreement"), substantially in the form attached hereto as Exhibit C.



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SECTION 2.               PREPAYMENT OF NOTES.

             Section 2.1. Required Prepayments. In addition to paying the entire outstanding principal amount and the interest due on the Notes on the maturity date thereof, the Company agrees that on August 8 in each year, commencing August 8, 1999 and ending August 8, 2004, both inclusive, it will prepay and apply and there shall become due and payable on the principal indebtedness evidenced by the Notes an amount equal to the lesser of (a) $5,714,285 or (b) the principal amount of the Notes then outstanding. The entire remaining principal amount of the Notes shall become due and payable on August 8, 2005. No premium shall be payable in connection with any required prepayment made pursuant to this SECTION 2.1.

             In the event that the Company shall prepay less than all of the Notes pursuant to SECTION 2.2, the amounts of the prepayments required by this
SECTION 2.1 shall be reduced by an amount which is the same percentage of such required prepayment as the percentage that the principal amount of Notes prepaid pursuant to SECTION 2.2 is of the aggregate principal amount of outstanding Notes immediately prior to such prepayment.

             Section 2.2. Optional Prepayment with Premium. In addition to the payments required by SECTION 2.1, upon compliance with SECTION 2.3, the Company shall have the privilege, at any time and from time to time of prepaying the outstanding Notes, either in whole or in part (but if in part then in a minimum principal amount of $1,000,000), by payment of the principal amount of the Notes, or portion thereof to be prepaid, and accrued interest thereon to the date of such prepayment, together with a premium equal to the Make-Whole Amount, determined as of two Business Days prior to the date of such prepayment pursuant to this SECTION 2.2.

             Section 2.3. Notice of Optional Prepayments. The Company will give notice of any prepayment of the Notes pursuant to SECTION 2.2 to each Holder not less than 30 days nor more than 60 days before the date fixed for such optional prepayment specifying (a) such date, (b) the principal amount of such Holder's Notes to be prepaid on such date, (c) that a premium may be payable, (d) the date when such premium will be calculated, (e) the estimated premium, together with a reasonably detailed computation of such estimated premium, and (f) the accrued interest applicable to the prepayment. Such notice of prepayment shall also certify all facts, if any, which are conditions precedent to any such prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with accrued interest thereon and the premium, if any, payable with respect thereto shall, subject to the satisfaction or


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occurrence of the conditions precedent specified in such notice, if any, become due and payable on the prepayment date specified in said notice. Two Business Days prior to the prepayment date specified in such notice, the Company shall provide each Holder written notice of the premium, if any, payable in connection with such prepayment and, whether or not any premium is payable, a reasonably detailed computation of the Make-Whole Amount.

             Section 2.4. Application of Prepayments. All partial prepayments made pursuant to SECTION 2.1 or SECTION 2.2 shall be applied on all outstanding Notes ratably in accordance with the unpaid principal amounts thereof.

             Section 2.5. Direct Payment. Notwithstanding anything to the contrary contained in this Agreement or the Notes, in the case of any Note owned by any Holder that is a Purchaser or any other Institutional Holder which has given written notice to the Company requesting that the provisions of this
SECTION 2.5 shall apply, the Company will punctually pay when due the principal thereof, interest thereon and premium, if any, due with respect to said principal, without any presentment thereof, directly to such Holder at its address set forth in Schedule I hereto or such other address as such Holder may from time to time designate in writing to the Company or, if a bank account with a United States bank is so designated for such Holder, the Company will make such payments in immediately available funds to such bank account, no later than 12:00 p.m., New York City time, on the date due, marked for attention as indicated, or in such other manner or to such other account in any United States bank as such Holder may from time to time direct in writing. If for any reason whatsoever the Company does not make any such payment by such 12:00 p.m. transmittal time, such payment shall be deemed to have been made on the next following Business Day and such payment shall bear interest at the Overdue Rate.

SECTION 3.               REPRESENTATIONS.

             Section 3.1. Representations of the Company. The Company represents and warrants that all representations and warranties set forth in Exhibit B are true and correct as of the date hereof and are incorporated herein by reference with the same force and effect as though herein set forth in full.

             Section 3.2. Representations of the Purchasers. (a) Each Purchaser represents, and in entering into this Agreement the Company understands, that such Purchaser is acquiring the Notes for the purpose of investment and not with a view to the


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distribution thereof, and that such Purchaser has no present intention of selling, negotiating or otherwise disposing of the Notes; it being understood, however, that the disposition of such Purchaser's property shall at all times be and remain within its control.

           (b) Each Purchaser further represents that either: (1) such Purchaser is acquiring the Notes with assets from such Purchaser's general account and not with the assets of any separate account in which any employee benefit plan has any interest; (2) the source of funds to be used by such Purchaser to pay the purchase price of the Notes is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Class Exemption 95-60 (issued July 12, 1995) and there is no "employee benefit plan" (within the meaning of Section 3(3) of ERISA or Section 4975(e)(1) of the Code), treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with such Purchaser's state of domicile; or (3) all or a part of such funds constitute assets of one or more separate accounts, trusts or a commingled pension trust maintained by such Purchaser, and such Purchaser has disclosed to the Company the names of such employee benefit plans whose assets in such separate account or accounts or pension trusts exceed 10% of the total assets or are expected to exceed 10% of the total assets of such account or accounts or trusts as of the date of such purchase and the Company has advised such Purchaser in writing (and in making the representations set forth in this clause (3) such Purchaser is relying on such advice) that the Company is not a party-in-interest nor are the Notes employer securities with respect to the particular employee benefit plan disclosed to the Company by such Purchaser as aforesaid (for the purpose of this clause (3), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan). As used in this SECTION 3.2(b), the terms "separate account", "party-in-interest", "employer securities" and "employee benefit plan" shall have the respective meanings assigned to them in ERISA.

SECTION 4.               CLOSING CONDITIONS.

             Section 4.1. Conditions. The obligation of each Purchaser to purchase the Notes on the Closing Date shall be subject to the performance by the Company of its agreements hereunder which by the terms hereof are to be performed at or prior to the time of delivery of the Notes and to the following further conditions precedent:


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                   (a) Closing Certificate. Such Purchaser shall have received a certificate dated the Closing Date, signed by the President or a Vice President of the Company, the truth and accuracy of which shall be a condition to such Purchaser's obligation to purchase the Notes proposed to be sold to such Purchaser and to the effect that (1) the representations and warranties of the Company set forth in Exhibit B hereto are true and correct on and with respect to the Closing Date,
         (2) the Company has performed all of its obligations hereunder which are to be performed on or prior to the Closing Date, and (3) no Default or Event of Default has occurred and is continuing.

                   (b) Guaranty Agreement; Intercreditor Agreement. The Guaranty Agreement and the Intercreditor Agreement shall be in form and substance satisfactory to such Purchaser, shall have been duly executed and delivered by the parties thereto and shall be in full force and effect and such Purchaser shall have received true, correct and complete copies of each thereof.

                   (c) Legal Opinions. Such Purchaser shall have received from Chapman and Cutler, who are acting as special counsel to the Purchasers in this transaction, and from Irell & Manella, counsel for the Company and the Initial Subsidiary Guarantors, their respective opinions dated the Closing Date, in form and substance satisfactory to such Purchaser, and covering the matters set forth in Exhibits E and F, respectively, hereto.

                   (d) Company's Existence and Authority. On or prior to the Closing Date, such Purchaser shall have received, in form and substance reasonably satisfactory to such Purchaser and special counsel to the Purchasers, such documents and evidence with respect to the Company as special counsel to the Purchasers may reasonably request in order to establish the existence and good standing of the Company and the authorization of the transactions contemplated by this Agreement.

                   (e) Initial Subsidiary Guarantors' Existence and Authority. On or prior to the Closing Date, such Purchaser shall have received, in form and substance reasonably satisfactory to such Purchaser and special counsel to the Purchasers, such documents and evidence with respect to the Initial Subsidiary Guarantors as special counsel to the Purchasers may reasonably request in order to establish the existence and good standing of the Initial Subsidiary Guarantors and the authorization of the transactions contemplated by the Guaranty Agreement.


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                   (f) Related Transactions. The Company shall have consummated the sale of the entire principal amount of the Notes scheduled to be sold on the Closing Date pursuant to this Agreement.

                   (g) Private Placement Number. On or prior to the Closing Date, special counsel to the Purchasers shall have duly made the appropriate filings with Standard & Poor's CUSIP Service Bureau, as agent for the National Association of Insurance Commissioners, in order to obtain a private placement number for the Notes.

                   (h) Funding Instructions. At least three Business Days prior to the Closing Date, such Purchaser shall have received written instructions executed by a Responsible Officer of the Company directing the manner of the payment of funds and setting forth (1) the name and address of the transferee bank, (2) such transferee bank's ABA number,
         (3) the account name and number into which the purchase price for the Notes is to be deposited, and (4) the name and telephone number of the account representative responsible for verifying receipt of such funds.

                   (i) Special Counsel Fees. Concurrently with the delivery of the Notes to such Purchaser on the Closing Date, the reasonable and invoiced charges and disbursements of Chapman and Cutler, special counsel to the Purchasers, shall have been paid by the Company.

                   (j) Legality of Investment. The Notes to be purchased by such Purchaser shall be a legal investment for such Purchaser under the laws of each jurisdiction to which such Purchaser may be subject (without resort to any so-called "basket provisions" to such laws).

                   (k) Satisfactory Proceedings. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to such Purchaser and special counsel to the Purchasers, and such Purchaser shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.



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             Section 4.2. Waiver of Conditions. If on the Closing Date the
Company fails to tender to any Purchaser the Notes to be issued to such Purchaser on such date or if the conditions specified in SECTION 4.1 have not been fulfilled, such Purchaser may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in SECTION 4.1 have not been fulfilled, such Purchaser may waive compliance by the Company with any such condition to such extent as such Purchaser may in its sole discretion determine. Nothing in this SECTION 4.2 shall operate to relieve the Company of any of its obligations hereunder or to waive any Purchaser's rights against the Company.

SECTION 5.               COMPANY COVENANTS.

         From and after the Closing Date and continuing so long as any amount remains unpaid on any Note:

             Section 5.1. Corporate Existence, Etc. The Company will at all times preserve and keep in full force and effect its corporate existence. The Company will at all times preserve and keep in full force and effect the corporate existence of each of its Restricted Subsidiaries (unless merged into the Company or a Restricted Subsidiary, or dissolved after transfer of all or substantially all of its assets as otherwise permitted under this Agreement) and all rights and franchises of the Company and its Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

             Section 5.2. Insurance. The Company will and will cause each of its Restricted Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputation engaged in the same or a similar business and similarly situated.

  (a) The Company will and will cause each of its Restricted Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or


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franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Restricted Subsidiary, provided that neither the Company nor any Restricted Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Restricted Subsidiary on a timely basis in good faith and by appropriate proceedings, and the Company or a Restricted Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Restricted Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

           (b) The Company will and will cause each of its Restricted Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws and ERISA, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

             Section 5.4. Maintenance, Etc. The Company will and will cause each of its Restricted Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this SECTION 5.4 shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

             Section 5.5. Nature of Business. Neither the Company nor any Restricted Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Restricted Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Restricted Subsidiaries on the date of this


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Agreement. For purposes of this SECTION 5.5, the term "substantially changed"
shall mean less than 90% of the Company's revenues are generated by lines of business related to the Company's business as of the Closing Date.

             Section 5.6. Consolidated Tangible Net Worth. The Company will at all times keep and maintain Consolidated Tangible Net Worth at an amount not less than $90,000,000.

             Section 5.7. Fixed Charges Coverage Ratio. The Company will keep and maintain the ratio of Consolidated Net Income Available for Fixed Charges to Consolidated Fixed Charges for the average of any six of the immediately preceding eight fiscal quarters at not less than 1.5 to 1.0.

             Section 5.8. Limitations on Current Debt and Funded Debt. (a) The Company will not, and will not permit any Restricted Subsidiary to, create, assume, guarantee or otherwise incur or in any manner be or become liable in respect of any Current Debt or Funded Debt, except:

                   (1) Funded Debt evidenced by the Notes and by the Guaranty Agreement;

                   (2) Funded Debt of the Company and its Restricted Subsidiaries outstanding as of the date of this Agreement and described on Schedule II hereto;

                   (3) Funded Debt of the Company and its Restricted Subsidiaries, provided that at the time of creation, issuance, assumption, guarantee or incurrence thereof and after giving effect thereto and to the application of the proceeds thereof:

                            (i) Consolidated Funded Debt shall not exceed 50% of
                  Consolidated Total Capitalization, and

                           (ii) in the case of the issuance of any Funded Debt
                  of the Company secured by Liens permitted by SECTION 5.9(h) and any Funded Debt of a Restricted Subsidiary other than Funded Debt of a Restricted Subsidiary secured by Liens permitted by SECTION 5.9(g), the sum (without duplication) of
                  (A) the aggregate amount of all Funded Debt secured by Liens permitted by SECTION 5.9(h) (including Funded Debt secured by Liens permitted by SECTION 5.9(h)

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                  and extended, renewed or refunded pursuant to SECTION 5.9(i))
                  plus (B) the aggregate amount of all Funded Debt of Restricted Subsidiaries other than (x) Funded Debt of a Restricted Subsidiary secured by Liens permitted by SECTION 5.9(g), (y) Funded Debt of a Restricted Subsidiary to the Company or to a Wholly-owned Restricted Subsidiary, and (z) Funded Debt evidenced by the Permitted Subsidiary Guaranties, plus (C) the aggregate amount of the present value of all Rentals of the Company and its Restricted Subsidiaries incurred in connection with sale and leaseback transactions permitted by SECTION 5.10, shall not exceed 10% of Consolidated Tangible Net Worth;

                  (4) Current Debt of the Company and its Restricted Subsidiaries, provided that during the twelve-month period immediately preceding the date of incurrence thereof, there shall have been a period of 28 consecutive days during which (i) the Company and its Restricted Subsidiaries shall have been free of all Current Debt or
         (ii) the largest aggregate principal amount of all Current Debt outstanding on each day of such 28-day period did not exceed the amount of additional Funded Debt which could have been issued or incurred by the Company or any Restricted Subsidiary within the limitations of SECTION 5.8(a)(3) on each day of such period and which Current Debt shall during each day of such 28-day period be deemed to constitute outstanding Funded Debt for purposes of any determination of additional Funded Debt to be issued or incurred within the limitations of said SECTION 5.8(a)(3); and

                  (5) Funded Debt of a Restricted Subsidiary to the Company or to a Wholly-owned Restricted Subsidiary.

         (b) The renewal, extension or refunding of any Funded Debt, issued, incurred or outstanding pursuant to SECTION 5.8(a)(2) shall not constitute the issuance of additional Funded Debt subject to the limitations of the applicable provisions of this SECTION 5.8 provided that the principal amount of such Funded Debt outstanding immediately before giving effect to such extension, renewal or refunding is not increased.

         (c) Any Person which becomes a Restricted Subsidiary after the Closing Date shall for all purposes of this SECTION 5.8 be deemed to have created, assumed or incurred at the time it becomes a Restricted Subsidiary and which shall be subject to the terms and limitations set forth in SECTION 5.8(a)(3), all Debt of such Person existing immediately after it becomes a Restricted Subsidiary.

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             Section 5.9. Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Restricted Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

                   (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided that payment thereof is not at the time required by SECTION 5.3;

                   (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Restricted Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured within 60 days after the entry of such judgment or award;

                   (c) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature and not incurred in connection with the borrowing of money, provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

                   (d) survey and title exceptions, encumbrances, easements, encroachments, covenants or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which do not in any event materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries;

                   (e) Liens securing Debt of a Restricted Subsidiary to the Company or to a Wholly-owned Restricted Subsidiary;

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                   (f) Liens existing as of the Closing Date and described on
         Schedule II hereto;

                   (g) (A) Liens created or incurred after the Closing Date given to secure the payment of the purchase price or incurred in connection with the acquisition or purchase of property, or the cost of construction or improvement of new or existing property, including Liens existing on such property at the time of acquisition thereof whether or not such existing Liens were given to secure the payment of the purchase price thereof, and (B) Liens on property existing on such property at the time of acquisition thereof, whether or not the Debt secured thereby is assumed by the Company or any Restricted Subsidiary; but specifically excluding from clauses (A) and (B) Liens existing on such property or outstanding shares or Debt of a Person at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties or outstanding shares or Debt of such Person as an entirety to the Company or any Restricted Subsidiary, provided that, for purposes of clauses (A) and (B), (1) the Lien shall attach solely to the property acquired, purchased or being constructed or improved, (2) with respect to Liens described in clause (A) above, such Lien shall have been created or incurred within 180 days of the date of acquisition or purchase or the completion of the construction or improvement of such property, and (3) all such Funded Debt shall have been incurred within the applicable limitations provided in
         SECTION 5.8(a)(3)(i);

                   (h) Liens created or incurred after the Closing Date given to secure Funded Debt of the Company or any Restricted Subsidiary in addition to the Liens permitted by the preceding clauses (a) through
         (g) hereof, provided that all Funded Debt secured by such Liens shall have been incurred within the applicable limitations provided in
         SECTION 5.8(a)(3);

                   (i) any extension, renewal or refunding of any Lien permitted by the preceding clauses of this SECTION 5.9 in respect of the same property theretofore subject to such Lien in connection with the extension, renewal or refunding of the Debt secured thereby; provided that (1) such extension, renewal or refunding of Debt shall be without increase in the principal amount remaining unpaid as of the date of such extension, renewal or refunding, (2) such Lien shall attach solely to the same such property, and (3) at the time of such extension, renewal or refunding no Event of Default shall have occurred or be continuing after giving effect to such extension, renewal or refunding; and


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

                   (j) unperfected Liens arising by operation of law under
         Article 2 of the Uniform Commercial Code in favor of unpaid sellers or prepaying buyers of goods relating to amounts that are not past due in accordance with their respective terms of sale.

         Section 5.10. Limitation on Sale and Leasebacks. The Company will not, and will not permit any Restricted Subsidiary to, enter into any arrangement whereby the Company or any Restricted Subsidiary shall sell or transfer any property owned by the Company or any Restricted Subsidiary to any Person other than the Company or a Restricted Subsidiary and thereupon the Company or any Restricted Subsidiary shall lease, as lessee, the same property, unless the lease is executed within 180 days following the sale or transfer of such property and the present value of all Rentals of the Company and/or its Restricted Subsidiaries under the leases resulting from such sale and leaseback transactions made pursuant to this SECTION 5.10 shall have been incurred within the applicable limitations provided in SECTION 5.8(a)(3)(ii).

         Section 5.11. Dividends, Stock Purchases, Restricted Investments. (a) The Company will not and the Company will not permit any of its Restricted Subsidiaries to, directly or indirectly, or through any Affiliate, declare or make or incur any liability to declare or make any Distribution and neither the Company nor any of its Restricted Subsidiaries will declare, make or authorize any Restricted Investment, unless, immediately after giving effect to the proposed Distribution or Restricted Investment, the aggregate amount of Distributions declared in the case of dividends or made in the case of other Distributions plus the aggregate amount of Restricted Investments then held by the Company and its Restricted Subsidiaries (valued immediately after the making of such Restricted Investment as provided in the definition thereof) during the period from and after the Closing Date to and including the date of declaration in the case of a dividend, the date of payment in the case of any other Distribution and the date such Investment is committed to in the case of a Restricted Investment, would not exceed the sum of:

                   (1)     $15,000,000; plus

                   (2) 50% of Consolidated Net Income (or if such Consolidated Net Income is a deficit figure, then minus 100% of such deficit) for such period determined on a cumulative basis commencing on July 31, 1995, to and including the date of such declaration, payment or commitment; plus

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

                   (3) an amount equal to the aggregate net cash proceeds received by the Company from the sale on or after the Closing Date of shares of its common stock, warrants and Preferred Stock and an amount equal to the cash savings realized from the conversion of Debt of the Company to capital stock of the Company; plus

                   (4) an amount equal to the net return of capital, in cash, from Restricted Investments made after the Closing Date.

         (b) For the purposes of making computations under paragraph (a) of this
SECTION 5.11, the amount of any Distribution declared, paid or distributed or Restricted Investment made in property or assets of the Company or a Restricted Subsidiary shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Company's Board of Directors) of such property or assets as of the date of declaration in the case of a dividend, the date of payment in the case of any other Distribution and the date the Investment is committed to in the case of any Restricted Investment.

         Any corporation which becomes a Restricted Subsidiary after the date of this Agreement shall be deemed to have made, at the time it becomes a Restricted Subsidiary, all Restricted Investments of such corporation existing immediately after it becomes a Restricted Subsidiary.

         (c) The Company will not authorize a Distribution on its capital stock which is not payable within 60 days of authorization.

         (d) The Company will not authorize or make a Distribution on its capital stock and neither the Company nor any Restricted Subsidiary will make any Restricted Investment if after giving effect to the proposed Distribution or Restricted Investment:

                   (1) a Default or an Event of Default would exist; or

                   (2) the Company could not incur at least $1.00 of additional Funded Debt pursuant to SECTION 5.8(a)(3).

             Section 5.12 Mergers, Consolidations and Sales of Assets. (a) The Company will not, and will not permit any Restricted Subsidiary to, consolidate with or be a party

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


to a merger with any other Person, or sell, lease or otherwise dispose of all or substantially all of its assets; provided that:

                   (1) any Restricted Subsidiary may merge or consolidate with or into the Company or any Wholly-owned Restricted Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation;

                   (2) the Company may consolidate or merge with or into any other corporation if (i) the corporation which results from such consolidation or merger (the "surviving corporation") is organized under the laws of any state of the United States or the District of Columbia, (ii) the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observation of all of the covenants in the Notes and this Agreement to be performed or observed by the Company are expressly assumed in writing by the surviving corporation (if other than the Company) and the surviving corporation shall furnish to the Holders an opinion of counsel satisfactory to such Holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the surviving corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, and
         (iii) at the time of such consolidation or merger and immediately after giving effect thereto, (A) no Default or Event of Default would exist and (B) the surviving corporation would be permitted by the provisions of SECTION 5.8(a)(3) to incur at least $1.00 of additional Funded Debt;

                   (3) the Company may sell or otherwise dispose of all or substantially all of its assets (other than stock and Indebtedness of a Restricted Subsidiary, which may only be sold or otherwise disposed of pursuant to SECTION 5.12(c)) to any Person for consideration which represents the fair market value of such assets (as determined in good faith by the Board of Directors of the Company, a copy of which determination, certified by the Secretary or an Assistant Secretary of the Company, shall have been furnished to the Holders) at the time of such sale or other disposition if (i) the acquiring Person is a corporation organized under the laws of any state of the United States or the District of Columbia, (ii) the due and punctual payment of the principal of and premium, if any, and interest on all the

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

         Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants in the Notes and in this Agreement to be performed or observed by the Company are expressly assumed in writing by the acquiring corporation and the acquiring corporation shall furnish to the Holders an opinion of counsel satisfactory to such Holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such acquiring corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, and
         (iii) at the time of such sale or disposition and immediately after giving effect thereto, (A) no Default or Event of Default would exist and (B) the acquiring corporation would be permitted by the provisions of SECTION 5.8(a)(3) to incur at least $1.00 of additional Funded Debt.

         (b) The Company will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of assets (except assets sold in the ordinary course of business and except as provided in SECTION 5.12(a)(3) or
SECTION 5.12(c)); provided that the foregoing restrictions do not apply to:

                   (1) the sale, lease, transfer or other disposition of assets between the Company and a Wholly-owned Restricted Subsidiary and between Wholly-owned Restricted Subsidiaries; or

                   (2) the sale of assets for cash or other property to a Person or Persons if all of the following conditions are met:

                            (i) such assets (valued at net book value) do not,
                   together with all other assets of the Company and its Restricted Subsidiaries previously disposed of during the same fiscal year (other than (A) in the ordinary course of business, (B) Underperforming Store Disposals, (C) Excepted Disposals and (D) dispositions of worn-out items, or items which have become obsolete as determined with respect to the business of the Company and its Restricted Subsidiaries), exceed 10% of Consolidated Total Assets determined as of the end of the fiscal quarter immediately preceding such sale;

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

                           (ii) in the opinion of a Responsible Officer, the
                   sale is for fair value and is in the best interests of the Company; and

                          (iii) immediately after the consummation of the
                   transaction and after giving effect thereto, (A) no Default or Event of Default would exist, and (B) the Company would be permitted by the provisions of SECTION 5.8(a)(3) to incur at least $1.00 of additional Funded Debt;

         provided, however, that for purposes of the foregoing calculation of
         SECTION 5.12(b)(2)(i), there shall not be included any assets the net proceeds of which were or are (x) in connection with a Gardener's Eden/Chambers Sale, invested in Permitted Gardener's Eden/Chambers Notes or (y) applied within 12 months of the date of sale of such assets to (A) the acquisition of assets for the business and/or related businesses of the Company or any Restricted Subsidiary and/or (B) the prepayment at any applicable prepayment premium of Funded Debt of the Company which ranks pari passu with the Notes. It is understood and agreed by the Company that any such proceeds paid and applied to the prepayment of the Notes as hereinabove provided shall be prepaid as and to the extent provided in SECTION 2.2.

         Computations pursuant to this SECTION 5.12(b) shall include dispositions made pursuant to SECTION 5.12(c) and computations pursuant to
SECTION 5.12(c) shall include dispositions made pursuant to this SECTION
5.12(b).

         (c) The Company will not, and will not permit any Restricted Subsidiary to, sell, pledge or otherwise dispose of any shares of the stock (including as "stock" for the purposes of this SECTION 5.12(c) any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of a Restricted Subsidiary (said stock, options, warrants and other Securities herein called "Subsidiary Stock") or any Indebtedness of any Restricted Subsidiary, nor will any Restricted Subsidiary issue, sell, pledge or otherwise dispose of any shares of its own Subsidiary Stock, provided that the foregoing restrictions do not apply to:

                   (1) the issue of directors' qualifying shares; or

                   (2) the issue of Subsidiary Stock to the Company or to a Wholly-owned Restricted Subsidiary; or

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

                   (3) the sale or other disposition at any one time to a Person of the entire Investment of the Company and its other Restricted Subsidiaries in any Restricted Subsidiary if all of the following conditions are met:

                            (i) the assets (valued at net book value) of such
                   Restricted Subsidiary do not, together with all other assets of the Company and its Restricted Subsidiaries previously disposed of during the same fiscal year (other than (A) in the ordinary course of business, (B) Underperforming Store Disposals, (C) Excepted Disposals and (D) dispositions of worn-out items, or items which have become obsolete as determined with respect to the business of the Company and its Restricted Subsidiaries), exceed 10% of Consolidated Total Assets determined as of the end of the fiscal quarter immediately preceding such sale or other disposition;

                           (ii) in the opinion of a Responsible Officer, the
                   sale or other disposition is for fair value and is in the best interests of the Company;

                          (iii) immediately after the consummation of the
                   transaction and after giving effect thereto, such Restricted Subsidiary shall have no Indebtedness of or continuing Investment in the capital stock of the Company or of any Restricted Subsidiary and any such Indebtedness or Investment shall have been discharged or acquired, as the case may be, by the Company or a Restricted Subsidiary; and

                           (iv) immediately after the consummation of the
                   transaction and after giving effect thereto, (A) no Default or Event of Default would exist, and (B) the Company would be permitted by the provisions of SECTION 5.8(a)(3) to incur at least $1.00 of additional Funded Debt;

         provided, however, that for purposes of the foregoing calculation of
         SECTION 5.12(c)(3)(i), there shall not be included any shares of the stock of a Restricted Subsidiary the net proceeds of which were or are
         (x) in connection with a Gardener's Eden/Chambers Sale, invested in Permitted Gardener's Eden/Chambers Notes or (y) applied within 12 months of the date of sale of such shares of the stock of a Restricted Subsidiary to either (A) the acquisition of assets for the business and/or related businesses of the Company or any Restricted Subsidiary and/or (B) the prepayment at any applicable prepayment premium of Funded Debt of the Company which ranks pari passu with the Notes. It is understood and agreed by

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

         the Company that any such proceeds paid and applied to the prepayment of the Notes as hereinabove provided shall be prepaid as and to the extent provided in SECTION 2.2.

         Computations pursuant to this SECTION 5.12(c) shall include dispositions made pursuant to SECTION 5.12(b) and computations pursuant to
SECTION 5.12(b) shall include dispositions made pursuant to this SECTION
5.12(c).

         (d) Except as otherwise permitted pursuant to this SECTION 5.12, the Company shall at all times own 100% of the capital stock of each Initial Subsidiary Guarantor and each Subsidiary Guarantor.

         Section 5.13. Guaranties. The Company will not, and will not permit any Restricted Subsidiary to, become or be liable in respect of any Guaranty except
(a) Guaranties by the Company which are limited in amount to a stated maximum dollar exposure or which constitute Guaranties of obligations incurred by any Restricted Subsidiary in compliance with the provisions of this Agreement and
(b) the execution and delivery by Restricted Subsidiaries of Permitted Subsidiary Guaranties.

         Section 5.14. Repurchase of Notes. Neither the Company nor any Restricted Subsidiary or Affiliate, directly or indirectly, may repurchase or make any offer to repurchase any Notes unless an offer has been made to repurchase Notes, pro rata, from all Holders at the same time and upon the same terms. In case the Company or any Subsidiary or Affiliate repurchases or otherwise acquires any Notes, such Notes shall immediately thereafter be canceled and no Notes shall be issued in substitution therefor. Without limiting the foregoing, upon the purchase or other acquisition of any Notes by the Company, any Subsidiary or any Affiliate, such Notes shall no longer be outstanding for purposes of any section of this Agreement relating to the taking by the Holders of any actions with respect hereto, including, without limitation, SECTION 6.3, SECTION 6.4 and SECTION 7.1.

         Section 5.15. Transactions with Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except on terms which, when taken as a whole with other transactions between such Affiliate and the Company and/or its Restricted Subsidiaries are no less favorable to the Company or such Restricted Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

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

         Section 5.16. Termination of Pension Plans. The Company will not and will not permit any Subsidiary to withdraw from any Multiemployer Plan or permit any employee benefit plan maintained by it to be terminated if such withdrawal or termination could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) or the imposition of a Lien on any property of the Company or any Subsidiary pursuant to Section 4068 of ERISA.

         Section 5.17. Reports and Rights of Inspection. The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of, or in relation to, the business and affairs of the Company or such Subsidiary, so that the consolidated records of the Company and its Subsidiaries are maintained in accordance with GAAP consistently applied (except for changes disclosed in the financial statements furnished to the Holders pursuant to this
SECTION 5.17 and concurred in by the independent public accountants referred to in SECTION 5.17(b)), and will furnish to each Institutional Holder (in duplicate if so specified below or otherwise requested):

                  (a) Quarterly Statements. As soon as available and in any event within 60 days after the end of each fiscal quarter (except the last) of each fiscal year, copies of:

                            (1) a consolidated balance sheet of the Company and
                  its Subsidiaries as of the close of such fiscal quarter, setting forth in comparative form the consolidated figures for the fiscal year then most recently ended,

                            (2) a consolidated statement of income of the
                  Company and its Subsidiaries for such fiscal quarter and for the portion of the fiscal year ending with such fiscal quarter, in each case setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, and

                            (3) a consolidated statement of cash flow of the
                  Company and its Subsidiaries for such fiscal quarter and for the portion of the fiscal year ending with such fiscal quarter, in each case setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year,

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

         all in reasonable detail and certified as complete and correct in all material respects by an authorized financial officer of the Company;

                  (b) Annual Statements. As soon as available and in any event within 120 days after the close of each fiscal year of the Company, copies of:

                           (1) a consolidated balance sheet of the Company and
                  its Subsidiaries as of the close of such fiscal year, and

                           (2) consolidated statements of income, retained
                  earnings and cash flow of the Company and its Subsidiaries for such fiscal year,

         in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by a report thereon of a firm of independent public accountants of recognized national standing selected by the Company to the effect that the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the end of the fiscal year being reported on and the consolidated results of the operations and cash flow for said year in conformity with GAAP and that the examination of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as said accountants deemed necessary in the circumstances;

                  (c) Audit Reports. Promptly upon the request of any Holder, one copy of each interim or special audit made by independent accountants of the books of the Company or any Subsidiary and any management letter received from such accountants;

                  (d) SEC and Other Reports. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to its creditors and stockholders generally and of each regular or periodic report, and any registration statement or prospectus filed by the Company or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency, and copies of any orders in any proceedings to which the Company or any of its Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Company

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

         or any of its Subsidiaries which such orders could reasonably be expected to have a Material Adverse Effect;

                  (e) Officer's Certificates. Within the periods provided in paragraphs (a) and (b) above, a certificate of the chief financial officer of the Company stating that such officer has reviewed the provisions of this Agreement and setting forth: (1) the information and computations (in sufficient detail) required in order to establish whether the Company was in compliance with the requirements of SECTIONS
         5.6 through 5.12 at the end of the period covered by the financial statements then being furnished, and (2) whether there existed as of the date of such financial statements and whether, to the best of such officer's knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto;

                  (f) Accountant's Certificates. Within the period provided in paragraph (b) above, a certificate of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed this Agreement and stating further whether, in making their audit, such accountants have become aware of any Default or Event of Default under any of the terms or provisions of this Agreement insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and if any such condition or event then exists, specifying the nature and period of existence thereof;

                  (g) Unrestricted Subsidiaries; Additional Financial Statements. At all times during which the Company has designated any Subsidiary as an Unrestricted Subsidiary, within the respective periods provided in paragraphs (a) and (b) above, consolidated financial statements of the character and for the dates and periods as in said paragraphs (a) and (b) provided covering (1) the Company and its Restricted Subsidiaries and (2) the Unrestricted Subsidiaries of the Company; and

                  (h) Requested Information. With reasonable promptness, such other data and information as any Institutional Holder may reasonably request.

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

Without limiting the foregoing, the Company will permit each Institutional Holder (or such Persons as such Institutional Holder may designate), upon reasonable prior notice to the Company and at reasonable times and intervals, to visit and inspect, under the Company's guidance (provided that the failure of the Company to attend such inspection upon delivery of reasonable advance notice by such Holder shall not restrict or affect such Holder's visitation and/or inspection rights hereunder), any of the properties of the Company or any Subsidiary, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss their respective affairs, finances and accounts with their respective officers, employees, and independent public accountants (and by this provision the Company authorizes said accountants to discuss with any Institutional Holder the finances and affairs of the Company and its Subsidiaries) (so long as in connection with any meeting with the independent public accountants of the Company prior to the occurrence of a Default or Event of Default, the Holders shall forward reasonable advance notice of such proposed meeting to the Company and such notice shall afford the Company the opportunity to attend such meeting, it being understood that the failure of the Company to attend such meeting shall not preclude the Holders from proceeding with such meeting), all at such reasonable times and upon reasonable advance notice and as often as may be reasonably requested. Any visitation shall be at the sole expense of such Institutional Holder, unless an Event of Default shall have occurred and be continuing, in which case the out-of-pocket expenses incurred by each such Institutional Holder in connection with any such visitation or inspection shall be at the sole expense of the Company.

         For the purposes of this SECTION 5.17, "Confidential Information" means information delivered to any Holder by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by any Holder as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Holder prior to the time of such disclosure,
(b) subsequently becomes publicly known through no act or omission by such Holder or any person acting on such Holder's behalf, (c) otherwise becomes known to such Holder other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Holder under this SECTION 5.17 that are otherwise publicly available. Each Holder will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by it in good faith to protect confidential information of third parties delivered to it, provided that such Holder may deliver or disclose Confidential Information to (i) its directors, trustees, officers,

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

employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by the Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this SECTION 5.17, (iii) any other Holder, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this
SECTION 5.17), (v) any Person from which it offers to purchase any debt security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this SECTION 5.17), (vi) any Federal or state regulatory authority having jurisdiction over it, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Holder's investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to it, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which it is a party or (z) if an Event of Default has occurred and is continuing, to the extent it may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Notes and this Agreement. Each Holder, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this SECTION 5.17 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any Holder of information required to be delivered to such Holder under this Agreement or requested by such Holder (other than a Holder that is a party to this Agreement or its nominee), such Holder will enter into an agreement with the Company embodying the provisions of this SECTION 5.17.

            Section 5.18. Redesignation of Subsidiaries. The Company may designate any Restricted Subsidiary as an Unrestricted Subsidiary if, immediately after giving effect thereto, (a) no Default or Event of Default would exist, (b) the Company would be permitted by the provisions of SECTION 5.8(a)(3) to incur at least $1.00 of additional Funded Debt and (c) such Subsidiary would not have a continuing Investment in the capital stock or other Securities of the Company or any other Restricted Subsidiary; provided, however, that once a Subsidiary has its designation as a Restricted Subsidiary withdrawn, such Subsidiary may no longer be designated as a Restricted Subsidiary. Each change in the designation of a Subsidiary shall be made by a Responsible Officer of the Company and the Company shall within 30 days after such action give written notice thereof to the Holders.

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

            Section 5.19. Additional Subsidiary Guarantors. (a) In the event that Subsidiaries of the Company are to become Additional Permitted
Subsidiary Guarantors subsequent to the Closing Date, the Company shall cause each such Additional Permitted Subsidiary Guarantor to guarantee the payment of all amounts payable by the Company hereunder and under the Notes and the performance of all obligations of the Company hereunder and under the Notes and to deliver a guaranty substantially in the form of the Guaranty Agreement (the "Additional Note Guaranty") and the following documentation at the time of its becoming an Additional Permitted Subsidiary Guarantor: (1) such documents and evidence with respect to such Additional Permitted Subsidiary Guarantor as any Holder may reasonably request in order to establish the existence and good standing of such Additional Permitted Subsidiary Guarantor and evidence that the Board of Directors of such Additional Permitted Subsidiary Guarantor has adopted resolutions authorizing the execution and delivery of the Additional Note Guaranty to which such Additional Permitted Subsidiary Guarantor is a party, (2) a secretarial certificate, dated the date of the delivery of such Additional Note Guaranty, signed by the Secretary or an Assistant Secretary of such Additional Permitted Subsidiary Guarantor in substantially the form thereof delivered by the Initial Subsidiary Guarantors on the Closing Date, (3) an opinion of independent counsel (which opinion and counsel shall be reasonably satisfactory to the Holders) covering the matters set forth in paragraphs 2, 5, 6, 8, 9, 11 and 12 in the form of Exhibit F hereto which relate to such Subsidiary Guarantor and the delivery of such Additional Note Guaranty (provided that such opinion may be delivered on the assumption that California law is selected as the governing law of such Additional Note Guaranty), (4) all other documents and showings reasonably requested by the Holders in connection with the execution and delivery of the Additional Note Guaranty to which such Additional Permitted Subsidiary Guarantor is a party in the same form as and to the same effect as if such Additional Note Guaranty and related documents, agreement, certificates and opinions were delivered on the Closing Date, which documents shall be satisfactory in form and substance to the Holders and their special counsel, and each Holder shall have received a copy (executed or certified as may be appropriate) of all of the foregoing legal documents, (5) a certificate to the Holders signed by an authorized officer of such Additional Permitted Subsidiary Guarantor containing all representations and warranties, if any, delivered by such Additional Permitted Subsidiary Guarantor to any lender or creditor under the Bank of America Credit Facility, such Successor Bank Facility or such Additional Debt Facility which are not contained in the Additional Note Guaranty delivered pursuant to this
SECTION 5.19; provided that such representations and warranties, if any, are delivered and shall be deemed made only as of the date of the delivery of the related Additional Note Guaranty, and (6) an agreement or amendment evidencing the undertaking by each lender or creditor which is a party to such Successor

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

Bank Facility or such Additional Debt Facility to become a party to and to undertake and perform the duties, rights and obligations of a party under the Intercreditor Agreement, which agreement or amendment shall be reasonably satisfactory to the Holders and their special counsel.

           (b) It is the intent of this SECTION 5.19 that at all times the Company shall cause all Restricted Subsidiaries which have executed and delivered Guaranties to holders of Debt of the Company under and pursuant to the Bank of America Credit Facility, any Successor Bank Facility and any Additional Debt Facility to be Subsidiary Guarantors in accordance with and pursuant to the provisions of this SECTION 5.19.

           (c) All reasonable out-of-pocket fees and expenses of the Holders, including, without limitation, the reasonable fees and expenses of special counsel to the Holders, incurred in connection with the execution and delivery of the Additional Note Guaranties and the related agreements and opinions described above shall be borne by the Company.

           (d) In the event that a Subsidiary Guarantor is sold, transferred or disposed of in its entirety by the Company pursuant to SECTION 5.12, the Holders will, upon receipt of evidence reasonably acceptable to them which evidence may include certification by the Company that the Company has complied with the terms and conditions of this SECTION 5.19, terminate the obligations of such Subsidiary Guarantor under the Guaranty Agreement or the Additional Note Guaranty to which such Subsidiary Guarantor is a party.

SECTION 6.               EVENTS OF DEFAULT AND REMEDIES THEREFOR.

             Section 6.1. Events of Default. Any one or more of the following shall constitute an "Event of Default" as such term is used herein:

                   (a) Default shall occur in the payment of interest on any Note when the same shall have become due and such default shall continue for more than five Business Days; or

                   (b) Default shall occur in the making of any required prepayment on any of the Notes as provided in SECTION 2.1; or

                   (c) Default shall occur in the making of any other payment of the principal of any Note or premium, if any, thereon at the expressed or any accelerated maturity date or at any date fixed for prepayment; or

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

                   (d) Default shall occur in the observance or performance of any covenant or agreement contained in SECTION 5.6 through SECTION 5.12; or

                   (e) Default shall occur in the observance or performance of any other provision of this Agreement which is not remedied within 30 days after the earlier of (1) the day on which a Responsible Officer of the Company first obtains knowledge of such default, or (2) the day on which written notice thereof is given to the Company by any Holder; or

                   (f) Default shall be made in the payment when due (whether by lapse of time, by declaration, by call for redemption or otherwise) of the principal of or interest on any Debt (other than the Notes) of the Company or any Restricted Subsidiary aggregating in excess of $3,000,000 and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or

                   (g) Default or the happening of any event shall occur under any indenture, agreement or other instrument under which any Debt (other than the Notes) of the Company or any Restricted Subsidiary aggregating in excess of $3,000,000 may be issued and such default or event shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Debt of the Company or any Restricted Subsidiary outstanding thereunder or the Company or such Restricted Subsidiary defaults in the payment of any principal, interest or premium on such Debt at maturity; or

                   (h) Any representation or warranty made by the Company herein or by any Subsidiary Guarantor in the Guaranty Agreement or any Additional Note Guaranty, or made by the Company or any Subsidiary Guarantor in any statement or certificate furnished by the Company or any Subsidiary Guarantor in connection with the consummation of the issuance and delivery of the Notes or furnished by the Company pursuant hereto or by any Subsidiary Guarantor in the Guaranty Agreement or any Additional Note Guaranty, is untrue in any material respect as of the date of the issuance or making thereof; or

                   (i) Final judgment or judgments for the payment of money aggregating in excess of $2,500,000 is or are outstanding against the Company or any Restricted Subsidiary or against any property or assets of either and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 30 days from the date of its entry; or

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

                   (j) The Guaranty Agreement or any Additional Note Guaranty shall cease to be in full force and effect for any reason whatsoever (other than as permitted by SECTION 5.1 or SECTION 5.19(d)), including, without limitation, a determination by any governmental body or court that the Guaranty Agreement or any Additional Note Guaranty is invalid, void or unenforceable insofar as any Person which is a party thereto is concerned or any Subsidiary Guarantor shall contest or deny in writing the validity or enforceability of any of its respective obligations under the Guaranty Agreement or any Additional Note Guaranty; or

                   (k) A custodian, liquidator, trustee or receiver is appointed for the Company or any Restricted Subsidiary or for the major part of the property of either and is not discharged within 60 days after such appointment; or

                   (l) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any Restricted Subsidiary and, if instituted against the Company or any Restricted Subsidiary, are consented to or are not dismissed within 60 days after such institution.

             Section 6.2. Notice to Holders. When any Event of Default described in the foregoing SECTION 6.1 has occurred, or if any Holder or the holder of any other evidence of Debt of the Company or any Restricted Subsidiary gives any notice or takes any other action with respect to a claimed default, the Company agrees to give notice within three Business Days of such event to all Holders.

             Section 6.3. Acceleration of Maturities. When any Event of Default described in paragraph (a), (b) or (c) of SECTION 6.1 has happened and is continuing, any Holder may, by notice in writing sent to the Company in the manner provided in SECTION 9.6, declare the entire principal and all interest accrued on the Notes held by such Holder to be, and such Notes shall thereupon become forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby

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

expressly waived. When any Event of Default described in paragraphs (a) through
(j), inclusive, of said SECTION 6.1 has happened and is continuing, any Holder or Holders holding at least 25% in aggregate principal amount of the outstanding Notes may, by notice in writing to the Company in the manner provided in SECTION 9.6, declare the entire principal and all interest accrued on all Notes to be, and all Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraph (k) or
(l) of SECTION 6.1 has occurred, then the entire principal of and all interest accrued on all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind. Upon the Notes becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay to the Holders the entire principal and interest accrued on the Notes and, to the extent not prohibited by applicable law, an amount as liquidated damages for the loss of the bargain evidenced hereby (and not as a penalty) equal to the Make-Whole Amount, determined as of the date on which the Notes shall so become due and payable. No course of dealing on the part of a Holder or any delay or failure on the part of any Holder to exercise any right shall operate as a waiver of such right or otherwise prejudice such Holder's rights, powers and remedies. The Company further agrees, to the extent permitted by law, to pay to each Holder all costs and expenses incurred by them in the collection of any Notes upon any default hereunder or thereon, including reasonable compensation to such Holder's or Holders' attorneys for all services rendered in connection therewith.

         Section 6.4. Rescission of Acceleration. The provisions of SECTION 6.3 are subject to the condition that if the principal of and accrued interest on all outstanding Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (a) through
(j), inclusive, of SECTION 6.1, the Holders holding at least 76% in aggregate principal amount of the outstanding Notes may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

                   (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement;

                   (b) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest or premium on the Notes which has become due and payable solely by reason of such declaration under SECTION 6.3) shall have been duly paid; and

                   (c) each and every other Default and Event of Default shall have been made good, cured or waived pursuant to SECTION 7.1;

and provided further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.

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

SECTION 7.               AMENDMENTS, WAIVERS AND CONSENTS.

             Section 7.1. Consent Required. Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the Holders holding at least 51% in aggregate principal amount of the outstanding Notes; provided that without the written consent of all of the Holders, no such amendment or waiver shall be effective (a) which will change the time of payment (including any prepayment required by SECTION 2.1) of the principal of or the interest on any Note or change the principal amount thereof or change the rate of interest thereon or change the maturity date on any Note, or (b) which will change any of the provisions with respect to optional prepayments, or (c) which will change the percentage of Holders required to consent to any such amendment or waiver of any of the provisions of this SECTION 7 or SECTION 6.

             Section 7.2. Solicitation of Holders. So long as there are any Notes outstanding, the Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each Holder (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Holder as consideration for or as an inducement to entering into by such Holder of any waiver or amendment of any of the terms and provisions of this Agreement or the Notes unless such remuneration is concurrently offered, on the same terms, ratably to all Holders whether or not each Holder consents to such proposed waiver or amendment. Promptly and in any event within 30 days of the date of execution and delivery of any such waiver or amendment, the Company shall provide a true, correct and complete copy thereof to each of the Holders.

             Section 7.3. Effect of Amendment or Waiver. Any such amendment or waiver shall apply equally to all of the Holders and shall be binding upon them, upon each future Holder and upon the Company, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or

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

affect any obligation not expressly amended or waived or impair any right consequent thereon.



         Section 8.1. Definitions. Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

         "Additional Debt Facility" shall mean Debt of the Company incurred within the limitations of SECTION 5.8(a)(3) or SECTION 5.8(a)(4) other than the Bank of America Credit Facility, any Successor Bank Facility or the Notes.

         "Additional Note Guaranty" shall have the meaning assigned thereto in
SECTION 5.19.

         "Additional Permitted Subsidiary Guaranties" shall mean Guaranties delivered by Additional Permitted Subsidiary Guarantors which are also Subsidiary Guarantors.

         "Additional Permitted Subsidiary Guarantors" shall mean any Restricted Subsidiary of the Company (other than the Initial Subsidiary Guarantors) which guarantees Debt of the Company under or pursuant to the Bank of America Credit Facility, a Successor Bank Facility or an Additional Debt Facility pursuant to and in accordance with the terms and conditions set forth in SECTION 5.19.

         "Affiliate" shall mean any Person (other than a Restricted Subsidiary)
(a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (b) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Company or (c) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

         "Agreement" shall mean this Note Agreement dated as of August 1, 1995 among the Company and the Purchasers.



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

         "Bank Guaranties" shall mean those certain guaranties delivered by the Initial Subsidiary Guarantors in favor of Bank of America National Trust and Savings Association under and pursuant to the Bank of America Credit Facility.

         "Bank of America Credit Facility" shall mean the Amended and Restated Credit Agreement dated as of October 13, 1994 between the Company and Bank of America National Trust and Savings Association, as such agreement may be amended, modified, renewed or replaced (other than by a Successor Bank Facility), including any increase in the amount thereof.

         "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in New York, New York or San Francisco, California are required by law to close or are customarily closed.

         "Capitalized Lease" shall mean any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

         "Capitalized Rentals" of any Person shall mean as of the date of any determination thereof the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person.

         "Chambers" shall mean Chambers Catalog Company, Inc., a California corporation.

         "Closing Date" shall have the meaning set forth in SECTION 1.2.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations from time to time promulgated thereunder.

         "Company" shall mean Williams-Sonoma, Inc., a California corporation, and any Person who succeeds to all, or substantially all, of the assets and business of Williams-Sonoma, Inc.

         "Consolidated Fixed Charges" for any period shall mean on a consolidated basis the sum of (a) all Rentals (other than Rentals on Capitalized Leases) payable on or with respect to Long-Term Leases during such period by the Company and its Restricted


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

Subsidiaries, and (b) all Interest Expense on all Indebtedness (including the interest component of Rentals on Capitalized Leases) of the Company and its Restricted Subsidiaries.

         "Consolidated Funded Debt" shall mean, without duplication, all Funded Debt of the Company and its Restricted Subsidiaries, determined on a consolidated basis after eliminating intercompany items.

         "Consolidated Intangible Assets" shall mean as of the date of any determination thereof the total amount of all good will, patents, trade names, trade marks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, deferred assets other than prepaid insurance and prepaid taxes, the excess of cost of shares acquired over book value of related assets and such other assets of the Company and its Restricted Subsidiaries determined on a consolidated basis as are properly classified as "intangible assets" in accordance with GAAP.

         "Consolidated Net Income" for any period shall mean the gross revenues of the Company and its Restricted Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

                  (a) any gains or losses on the sale or other disposition of Investments or fixed or capital assets other than in the ordinary course of business, but with respect to losses, net of any tax deductions, credits or other tax reducing effect on account of any such excluded losses;

                  (b) the proceeds of any life insurance policy;

                  (c) net earnings and losses of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary;

                  (d) net earnings and losses of any corporation (other than a Restricted Subsidiary), substantially all the assets of which have been acquired in any manner by the Company or any Restricted Subsidiary, realized by such corporation prior to the date of such acquisition;

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

                  (e) net earnings and losses of any corporation (other than a Restricted Subsidiary) with which the Company or a Restricted Subsidiary shall have consolidated or which shall have merged into or with the Company or a Restricted Subsidiary and which is realized prior to the date of such consolidation or merger;

                  (f) net earnings of any business entity (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Restricted Subsidiary in the form of cash distributions, or other distributions readily convertible into cash;

                  (g) any portion of the net earnings of any Restricted Subsidiary which for any reason is unavailable for payment of dividends to the Company or any other Restricted Subsidiary;

                  (h) gains resulting from any reappraisal, revaluation or write-up of assets;

                  (i) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

                  (j) any gain arising from the acquisition of any Securities of the Company or any Restricted Subsidiary;

                  (k) any reversal of any contingency reserve which reversals in the aggregate exceed $1,000,000 during the period of determination thereof, except to the extent that provision for such contingency reserve shall have been made from income arising during such period; and

                  (l) any other extraordinary gain or loss.

         "Consolidated Net Income Available for Fixed Charges" for any period shall mean the sum of (a) Consolidated Net Income during such period plus (to the extent deducted in determining Consolidated Net Income), (b) all provisions for any Federal, state or other income taxes made by the Company and its Restricted Subsidiaries during such period and (c) Consolidated Fixed Charges during such period.

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

         "Consolidated Tangible Net Worth" shall mean, as of the date of any determination thereof the amount of the capital stock accounts (net of treasury stock, at cost) plus (or minus in the case of a deficit) the surplus in retained earnings of the Company and its Restricted Subsidiaries as determined in accordance with GAAP minus Consolidated Intangible Assets, other than Consolidated Intangible Assets existing as of the Closing Date.

         "Consolidated Total Assets" shall mean as of the date of any determination thereof the total amount of all assets of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "Consolidated Total Capitalization" shall mean as of the date of any determination thereof, the sum of (a) Consolidated Funded Debt plus (b) Consolidated Tangible Net Worth.

         "Current Debt" of any Person shall mean as of the date of any determination thereof (a) all Debt of such Person other than Funded Debt of such Person and (b) Guaranties by such Person of Current Debt of others.

         "Debt" of any Person shall mean, without duplication, (a) all Indebtedness of such Person for borrowed money, (b) all Capitalized Rentals of such Person, (c) all Guaranties by such Person of Debt of others, (d) all Indebtedness secured by a Lien on property of such Person and (e) the redemption obligations in respect of such Person's Redeemable Preferred Stock.

         "Default" shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

         "Distribution" in respect of the Company and its Restricted Subsidiaries shall mean:


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

                   (a) dividends or other distributions on capital stock (including, without limitation, preferred stock) of a corporation (except (i) dividends or other distributions payable solely in shares of common stock of such corporation and (ii) dividends or other distributions to the extent paid to the Company or a Wholly-owned Subsidiary); and

                   (b) redemption, acquisition or retirement of any shares of its capital stock or warrants, rights or other options to purchase any shares of its capital stock.

         "Environmental Law" shall mean any international, Federal, state or local statute, law, regulation, order, consent decree, judgment, permit, license, code, covenant, deed restriction, common law, treaty, convention, ordinance or other requirement relating to public health, safety or the environment, including, without limitation, those relating to releases, discharges or emissions to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyls or asbestos, to the disposal, treatment, storage or management of hazardous or solid waste, or Hazardous Substances or crude oil, or any fraction thereof, or to exposure to toxic or hazardous materials, to the handling, transportation, discharge or release of gaseous or liquid Hazardous Substances and any regulation, order, notice or demand issued pursuant to such law, statute or ordinance, in each case applicable to the property of the Company and its Subsidiaries or the operation, construction or modification of any thereof, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act, as amended, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976, the Safe Drinking Water Control Act, the Clean Air Act of 1966, as amended, the Toxic Substances Control Act of 1976, the Emergency Planning and Community Right-to-Know Act of 1986, the National Environmental Policy Act of 1975, the Oil Pollution Act of 1990 and any similar or implementing state law, and any state statute and any further amendments to these laws providing for financial responsibility for cleanup or other actions with respect to the release or threatened release of Hazardous Substances or crude oil, or any fraction thereof, and all rules, regulations, guidance documents and publications promulgated thereunder.

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

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

         "ERISA Affiliate" shall mean any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.

         "Event of Default" shall have the meaning set forth in SECTION 6.1.

         "Excepted Disposals" shall mean the sale, transfer or other disposal of individual assets of the Company and its Restricted Subsidiaries which have a net book value of less than $1,000,000 for each asset, provided that the aggregate net book value of all assets sold, transferred or disposed of pursuant to this provision does not exceed $5,000,000 in any fiscal year of the Company.

         "Funded Debt" of any Person shall mean all Debt of such Person having a final maturity of one or more than one year from the date of determination thereof, including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt whether or not the obligation to make such payments shall constitute a current liability of the obligor under GAAP.

         "GAAP" shall mean generally accepted accounting principles at the time in the United States.

         "Gardener's Eden" shall mean Gardener's Eden, Inc., a California corporation.

         "Gardener's Eden/Chambers Sale" shall mean the sale, transfer or other disposition of all the Company's and its Subsidiaries' entire interest in Gardener's Eden or Chambers

         "Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement,


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

contingent or otherwise, by such Person: (a) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (b) to advance or supply funds (1) for the purchase or payment of such Indebtedness or obligation, or (2) to maintain working capital or any balance sheet or income statement condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (c) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (d) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend. It is understood that leases entered into by the Company or its Subsidiaries as lessee in the ordinary course of business which are security or support for such lessor's obligations (e.g., a mortgage on the related property) shall not be deemed to be a "Guaranty" for the purposes hereof.

         "Guaranty Agreement" shall have the meaning assigned thereto in SECTION 1.4.

         "Hazardous Substance" shall mean any hazardous or toxic material, substance or waste, pollutant or contaminant which is regulated under any statute, law, ordinance, rule or regulation of any local, state, regional or Federal authority having jurisdiction over the property of the Company and its Subsidiaries or its use, including but not limited to any material, substance or waste which is: (a) defined as a hazardous substance under the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976; (b) regulated as a hazardous waste under the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984; (c) defined as a hazardous substance under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986; or (d) defined or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any of the foregoing statutes.

         "Holder" shall mean any Person which is, at the time of reference, the registered Holder of any Note.


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

         "Indebtedness" of any Person shall mean and include all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (a) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets, (b) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (c) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (d) Capitalized Rentals and (e) Guaranties of obligations of others of the character referred to in this definition.

         "Initial Subsidiary Guarantors" shall have the meaning assigned thereto in SECTION 1.4.

         "Institutional Holder" shall mean any Holder which is a Purchaser or any of the following: (a) a bank, savings and loan association, savings institution, trust company or national banking association, acting for its own account or in a fiduciary capacity, (b) a charitable foundation, (c) an insurance company, (d) a fraternal benefit society, (e) a pension, retirement or profit-sharing trust or fund within the meaning of Title I of ERISA or for which any bank, trust company, national banking association or investment adviser registered under the Investment Advisers Act of 1940, as amended, is acting as trustee or agent, (f) an investment company or business development company, as defined in the Investment Company Act of 1940, as amended, (g) a small business investment company licensed under the Small Business Investment Act of 1958, as amended, (h) a broker or dealer registered under the Securities Exchange Act of 1934, as amended, or any investment adviser registered under the Investment Advisers Act of 1940, as amended, (i) a government, a public employees' pension or retirement system, or any other government agency supervising the investment of public funds, (j) any other entity all of the equity owners of which are Institutional Holders or (k) any other Person which may be within the definition of "qualified institutional buyer" as such term is used in Rule 144A, as from time to time in effect, promulgated under the Securities Act of 1933, as amended. For purposes of SECTION 2.5 hereof, the foregoing definition shall include any nominee of any such Holder.

         "Intercreditor Agreement" shall mean the Intercreditor Agreement dated as of August 1, 1995 among the Purchasers and Bank of America National Trust and Savings Association substantially in the form attached hereto as Exhibit D.


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

         "Interest Expense" for any period shall mean all interest and all amortization of debt discount and expense on any particular Debt (including, without limitation, payment-in-kind, zero coupon and other like Securities) for which such calculations are being made. Computations of Interest Expense on a pro forma basis for Indebtedness having a variable interest rate shall be calculated at the rate in effect on the date of any determination.

         "Investments" shall mean all investments, in cash or by delivery of property, made directly or indirectly in any Person or any property, whether by acquisition of shares of capital stock, Indebtedness or other obligations or Securities or by loan, advance, capital contribution or otherwise; provided that "Investments" shall not mean or include routine investments in property to be used or consumed in the ordinary course of business.

         "Investment Grade" shall mean a long term debt rating of either "BBB-" or better by Standard & Poor's Ratings Group or a "Baa3" or better by Moody's Investors Service, Inc.

         "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For the purposes of this Agreement, the Company or a Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

         "Long-Term Lease" shall mean any lease of real or personal property (other than a Capitalized Lease) having an original term, including any period for which the lease may be renewed or extended at the option of the lessor, of more than three years.


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

         "Make-Whole Amount" shall mean in connection with any prepayment or acceleration of the Notes the excess, if any, of (a) the aggregate present value as of the date of such prepayment or payment of each dollar of principal being prepaid or paid (taking into account the application of such prepayment or payment required by SECTION 2.1) and the amount of interest (exclusive of interest accrued to the date of prepayment or payment) that would have been payable in respect of such dollar if such prepayment or payment had not been made, determined by discounting such amounts at the Reinvestment Rate from the respective dates on which they would have been payable, over (b) 100% of the principal amount of the outstanding Notes being prepaid or paid. If the Reinvestment Rate is equal to or higher than 7.20%, the Make-Whole Amount shall be zero. For purposes of any determination of the Make-Whole Amount:

                  "Reinvestment Rate" shall mean 0.50% plus the yield to maturity of the United States Treasury obligations with a maturity (as compiled by and published on page "USD" of the Bloomberg Financial Market Services two Business Days immediately preceding the payment date at 11:00 A.M. New York City time) most nearly equal to the Weighted Average Life to Maturity of the Notes being prepaid or paid. If such rate shall not have been so published, the Reinvestment Rate in respect of such payment date shall mean the yield to maturity of the United States Treasury obligations with a maturity (as compiled by and published on Telerate Page 500 or its successor two Business Days immediately preceding the payment date at 11:00 A.M. New York City time) most nearly equal to the Weighted Average Life to Maturity of the Notes being prepaid or paid. If neither of such rates shall have been so published, the Reinvestment Rate in respect of such payment date shall mean the mean of yields to maturity of United States Treasury obligations (as compiled by and published in the Statistical Release for each of the two weeks immediately preceding the payment date) with a constant maturity most nearly equal to the Weighted Average Life to Maturity of the Notes being prepaid or paid. If no maturity exactly corresponding to such Weighted Average Life to Maturity shall appear therein, yields for the next longer and the next shorter published maturities shall be calculated pursuant to the foregoing sentence and the Reinvestment Rate shall be interpolated from such yields on a straight-line basis (rounding to the nearest month).

                  "Statistical Release" shall mean the then most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States Treasury obligations adjusted to constant maturities


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

         or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the Holders holding at least 66-2/3% in aggregate principal amount of the outstanding Notes and reasonably acceptable to the Company.

                  "Weighted Average Life to Maturity" of the principal amount of the Notes being prepaid or paid shall mean, as of the time of any determination thereof, the number of years obtained by dividing the then Remaining Dollar-Years of such principal by the aggregate amount of such principal. The term "Remaining Dollar-Years" of such principal shall mean the amount obtained by (1) multiplying (i) the remainder of
         (A) the amount of principal that would have become due on each scheduled payment date if such prepayment or payment had not been made, less (B) the amount of principal on the Notes scheduled to become due on such date after giving effect to such prepayment or payment and the application thereof in accordance with the provisions of SECTION 2.1, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination and such scheduled payment date, and (2) totalling the products obtained in (1).

         "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or
(c) the validity or enforceability of this Agreement or the Notes.

         "Minority Interests" shall mean any shares of stock of any class of a Restricted Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Company and/or one or more of its Restricted Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

         "Multiemployer Plan" shall have the same meaning as in ERISA.

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

         "Overdue Rate" shall mean the lesser of (a) the maximum interest rate permitted by law and (b) 9.20% per annum.

         "Permitted Gardener's Eden/Chambers Notes" shall mean any promissory note or other similar instrument or agreement received by the Company or its Subsidiaries in connection with a Gardener's Eden/Chambers Sale, provided that such note or other instrument is issued by a Permitted Issuer and provided further that such note or other instrument ranks pari passu with the long term senior debt of such Permitted Issuer which is accorded the required Investment Grade rating.

         "Permitted Issuer" shall mean a corporation which is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended and whose long term senior debt is accorded an Investment Grade rating.

         "Permitted Subsidiary Guaranties" shall mean the Guaranty Agreement, the Bank Guaranties, the Additional Note Guaranties and the Additional Permitted Subsidiary Guaranties.

         "Person" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

         "Plan" shall mean a "pension plan," as such term is defined in ERISA, established or maintained by the Company or any ERISA Affiliate or as to which the Company or any ERISA Affiliate contributed or is a member or otherwise may have any liability.

         "Preferred Stock" shall mean, in respect of any corporation, shares of the capital stock of such corporation that are entitled to preference or priority over any other shares of the capital stock of such corporation in respect of payment of dividends or distribution of assets upon liquidation.

         "Purchasers" shall have the meaning set forth in the introductory paragraph of this Agreement.

         "Redeemable" shall mean, with respect to the capital stock of any Person, each share of such Person's capital stock that is: (a) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into Debt of such Person (i)


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

at a fixed or determinable date, whether by operation of a sinking fund or otherwise, (ii) at the option of any Person other than such Person, or (iii) upon the occurrence of a condition not solely within the control of such Person; or (b) convertible into other Redeemable capital stock.

         "Rentals" shall mean and include as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Restricted Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Restricted Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

         "Reportable Event" shall have the same meaning as in ERISA.

         "Responsible Officer" shall mean any officer of the Company other than any officer who is an officer of the Company solely by reason of being the Secretary or an Assistant Secretary.

         "Restricted Investments" shall mean all Investments, other than:

                   (a) Investments by the Company and/or its Restricted Subsidiaries in and to Restricted Subsidiaries, including any Investment in a corporation which, after giving effect to such Investment, will become a Restricted Subsidiary;

                   (b) Investments representing loans or advances in the usual and ordinary course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Company or any Restricted Subsidiary;

                   (c) Investments in property or assets to be used in the ordinary course of the business of the Company and/or its Restricted Subsidiaries as described in SECTION 5.5 of this Agreement;


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

                   (d) Investments in Securities resulting from the settlement of obligations of other Persons created in the ordinary course of business and owing to the Company or a Subsidiary or resulting from the foreclosure or other method of enforcement of any Lien held by the Company or any Subsidiary securing an obligation of any other Person created in the usual and ordinary course of business and owing to the Company or such Subsidiary;

                   (e) Investments of the Company and/or its Restricted Subsidiaries existing as of the Closing Date and described on Schedule II hereto;

                   (f) receivables and trade credits arising from the sale of goods and services in the ordinary course of business of the Company and its Restricted Subsidiaries;

                   (g) Investments in commercial paper of corporations organized under the laws of the United States or any state thereof maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Company or any Subsidiary, is accorded a rating of "A-2" or better by Standard & Poor's Ratings Group or "P-2" or better by Moody's Investors Service, Inc.;

                   (h) Investments in direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, maturing within twelve months from the date of acquisition thereof;

                   (i) Investments in certificates of deposit, time deposits and banker's acceptances, either (1) issued by Bank of America National Trust and Savings Association or (2) another commercial bank or trust company organized under the laws of the United States or any State thereof having capital, surplus and undivided profits aggregating at least $100,000,000, provided that at the time of acquisition thereof by the Company or a Subsidiary, (x) the senior unsecured long-term debt of such bank or trust company or of the holding company of such bank or trust company is rated "A" or better by Standard & Poor's Ratings Group or "A" or better by Moody's Investors Service, Inc. or (y) or such certificate of deposit or time deposit is issued by any bank or trust company organized under the laws of the United States or any state thereof to the extent that such Investments are fully insured by the Federal Depository Insurance Corporation;

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

                   (j) Investments in repurchase agreements with respect to any Security described in clause (h) of this definition entered into with a depository institution or trust company acting as principal described in clause (i)(1) or clause (i)(2)(x) of this definition if such repurchase agreements are by their terms to be performed by the repurchase obligor and such repurchase agreements are deposited with a bank or trust company of the type described in clause (i)(1) or clause
         (i)(2)(x) of this definition;

                   (k) Investments in any money market instrument program which is classified as a current asset in accordance with GAAP, the aggregate asset value of which "marked to market" is at least $100,000,000 and which is managed by a fund manager of recognized national standing, and which invests substantially all of its assets in obligations described in clauses (g) through (i) above and which fund has a policy of maintaining net asset value of $1.00 per share;

                   (l) Investments in obligations of indebtedness of any State of the United States or any municipality organized under the laws of any State of the United States or any political subdivision thereof which, at the time of acquisition by the Company or any Subsidiary, are accorded either of the two highest ratings by Standard & Poor's Ratings Group, Moody's Investors Service, Inc. or another nationally recognized credit rating agency which in any such case mature no later than one year after the date of acquisition thereof;

                   (m) Investments for cash management purposes in accordance with the Company's investment policies in Securities with maturities not to exceed one year from the date of acquisition, provided that the aggregate amount of all such Investments shall not at any time exceed 2.5% of Consolidated Total Assets;

                   (n) Investments of the Company not described in the foregoing clauses (a) through (n), provided that such Investments are made in or to joint ventures, Subsidiaries or other business ventures engaged in activities related to the Company's ordinary course of operations and provided further that the aggregate amount of all such Investments shall not at any time exceed 5% of Consolidated Total Assets; and

                   (o) deposits for utilities, security deposits under leases and prepaid expenses incurred in the ordinary course of business.

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

         In valuing any Investments for the purpose of applying the limitations set forth in SECTION 5.11, Investments shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein.

         "Restricted Subsidiary" shall mean any Subsidiary which has not been designated as an Unrestricted Subsidiary in accordance with the provisions of
SECTION 5.18.

         "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

         The term "subsidiary" shall mean as to any particular parent corporation any corporation of which more than 50% (by number of votes) of the Voting Stock shall be beneficially owned, directly or indirectly, by such parent corporation. The term "Subsidiary" shall mean a subsidiary of the Company.

         "Subsidiary Guarantors" shall mean the Initial Subsidiary Guarantors and each Subsidiary of the Company which executes and delivers an Additional Note Guaranty pursuant to and in accordance with the terms and conditions set forth in SECTION 5.19.

         "Successor Bank Facility" shall mean Debt of the Company incurred within the limitations of SECTION 5.8(a)(3) or SECTION 5.8(a)(4) which is a successor credit facility to the Bank of America Credit Facility or any successor credit facility to such successor credit facility as the same may be modified, amended, renewed or replaced, including any increase in the amount thereof.

         "Underperforming Store Disposals" shall mean the sale, transfer or other disposition of store operations and/or locations of the Company or a Restricted Subsidiary which have been determined by management to be underperforming, which determination has been made by management in the exercise of management's good faith business judgment using some or all of the criteria set forth in Schedule III hereto.

         "Unrestricted Subsidiary" shall mean each Subsidiary which is not a Restricted Subsidiary including each Subsidiary which has been designated as an Unrestricted Subsidiary in accordance with the provisions of SECTION 5.18.

         "Voting Stock" shall mean Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).


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

         "Wholly-owned" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) shall be owned by the Company and/or one or more of its Wholly-owned Subsidiaries.

         Section 8.2. Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

         Section 8.3. Certain Changes in Accounting Principles. Notwithstanding the provisions of SECTION 8.2, if a change after the date of this Agreement in GAAP affects the classification of items on the balance sheet or statements of earnings of the Company for the purpose of any computation or definition (the "Affected Computation") under this Agreement which is governed by GAAP and, in the good faith judgment of the chief financial officer of the Company, compliance by the Company with any financial covenant or covenants contained in this Agreement would be affected as a result of the application of the change in accounting principles to the Affected Computation, then:

                   (a) the Company shall give notice of such determination to the Holders not later than 30 days after the date on which the change in GAAP is adopted or is required to be adopted by the Company (the "Effective Date"), which notice shall be accompanied by a certificate of the chief financial officer of the Company:

                           (i) describing the change in GAAP in question and the
                   particular covenant or covenants which will be affected by such change;

                          (ii) setting forth in reasonable detail (including
                   detailed calculations) the manner and extent to which the covenant or covenants listed in the certificate are affected by the change in accounting principles;

                         (iii) setting forth in reasonable detail (including
                   detailed calculations) the information required in order to establish that the Company would be in compliance with the requirements of the covenant or covenants listed in the certificate if the change in accounting principles

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

                   were not effective and if GAAP in force and effect as of the date of this Agreement governed the Affected Computation; and

                           (iv) confirming the determination by the chief
                   financial officer of the Company that compliance with the covenant or covenants would be affected as a result of the application of the change in accounting principles to the Affected Computation;

                   (b) the Holders will enter into good faith negotiations with the Company to amend such covenant or covenants pursuant to SECTION 7.1 so as to equitably reflect the change in GAAP, with the desired result that the underlying criteria for evaluating the Company's financial condition shall remain unchanged; and

                   (c) for the period from the Effective Date until the earlier of (i) the effective date of an amendment to this Agreement pursuant to
         SECTION 7.1, and (ii) 180 days after the Effective Date, the Company shall be deemed to be in compliance with the covenant or covenants listed in the certificate if and so long as the Company would be in compliance with such covenant or covenants if GAAP in force and effect immediately before the Effective Date governed the Affected Computation.

         Section 8.4. Directly or Indirectly. Where any provision in this Agreement prohibits the taking of any action by any Person, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person, it being acknowledged and agreed that this SECTION 8.4 shall not be interpreted to apply to the actions of the Company respecting an Unrestricted Subsidiary.

SECTION 9.               MISCELLANEOUS.

         Section 9.1. Registered Notes. The Company shall cause to be kept at its principal office a register for the registration and transfer of the Notes, and the Company will register or transfer or cause to be registered or transferred, as hereinafter provided, any Note issued pursuant to this Agreement.

         At any time and from time to time any Holder which has been duly registered as hereinabove provided may transfer its Note upon surrender thereof at the principal office


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

of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or its attorney duly authorized in writing.

         The Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof and a Holder for all purposes of this Agreement. Payment of or on account of the principal, premium, if any, and interest on any Note shall be made to or upon the written order of such Holder.

         Section 9.2. Exchange of Notes. At any time and from time to time, upon not less than five days' notice to that effect given by a Holder holding any
Note initially delivered or any Note substituted therefor pursuant to SECTION 9.1, this SECTION 9.2 or SECTION 9.3, and, upon surrender of such Note at its office, the Company will deliver in exchange therefor, without expense to such Holder, except as set forth below, a Note for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, or Notes in the denomination of $100,000 (or such lesser amount as shall constitute 100% of the Notes of such Holder) or any amount in excess thereof as such Holder shall specify, dated the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated the date of issue, registered in the name of such Person or Persons as may be designated by such Holder, and otherwise of the same form and tenor as the Notes so surrendered for exchange. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer.

         Section 9.3. Loss, Theft, Etc. of Notes. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company will make and deliver without expense to the Holder thereof, a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note. If an Institutional Holder is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of such Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Company.


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

         Section 9.4. Expenses, Stamp Tax Indemnity. Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly all of the Purchasers' out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including but not limited to the reasonable and invoiced charges and disbursements of Chapman and Cutler, special counsel to the Purchasers, duplicating and printing costs and charges for shipping the Notes, adequately insured to each Purchaser's home office or at such other place as such Purchaser may designate, and all such expenses of the Holders relating to any amendments, waivers or consents pursuant to the provisions hereof (whether or not the same are actually executed and delivered), including, without limitation, any amendments, waivers, or consents resulting from any work-out, renegotiation or restructuring relating to the performance by the Company of its obligations under this Agreement and the Notes. The Company also agrees to pay, within five Business Days of receipt thereof, the reasonable and invoiced supplemental statements of Chapman and Cutler for disbursements unposted or not incurred as of the Closing Date. The Company further agrees that it will pay and save each Purchaser harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Notes, whether or not any Notes are then outstanding. The Company agrees to protect and indemnify each Purchaser against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement. Without limiting the foregoing, the Company agrees to pay the cost of obtaining the private placement number for the Notes and authorizes the submission of such information as may be required by Standard & Poor's CUSIP Service Bureau for the purpose of obtaining such number.

    No delay or failure on the part of any Holder in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of each Holder are cumulative to, and are not exclusive of, any rights or remedies any such Holder would otherwise have.

         Section 9.6. Notices. All communications provided for hereunder shall be in writing and, if to a Holder, delivered or mailed prepaid by registered or certified mail or overnight air courier, or by facsimile communication, in each case addressed to such Holder at its address appearing on Schedule I to this Agreement or such other address as such Holder may designate to the Company in writing, and if to the Company, delivered or mailed by registered or certified mail or overnight air courier, or by facsimile


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

communication, to the Company at 3250 VanNess Avenue, San Francisco, CA 94109,
Attention: Russell Solt, Chief Financial Officer, or to such other address as the Company may in writing designate to the Holders; provided, however, that a notice to a Holder by overnight air courier shall only be effective if delivered to such Holder at a street address designated for such purpose in accordance with this Section, a notice to a Holder by facsimile communication shall only be effective if confirmed by transmission of a copy thereof by prepaid overnight air courier as set forth above and a notice to a Holder by registered or certified mail shall only be effective upon actual receipt thereof.

         Section 9.7. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of each Purchaser and its successors and assigns, including each successive Holder. Any such transferee shall make the representation set forth in SECTION 3.2(b) as of the effective date of the transfer to it of any Note or shall provide a representation reasonably acceptable to the Company to the effect that the purchase by or assignment to such transferee of any such Note shall not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code.

         Section 9.8. Survival of Covenants and Representations. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, shall survive the closing and the delivery of this Agreement and the Notes.

         Section 9.9. Severability. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated.

         Section 9.10. Governing Law. This Agreement and the Notes issued and sold hereunder shall be governed by and construed in accordance with New York law, including all matters of construction, validity and performance.

         Section 9.11. Submission to Jurisdiction. Any legal action or proceeding with respect to this Agreement or the Notes or any document related thereto may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. The Company hereby irrevocably and unconditionally waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any action or proceeding in such respective jurisdiction.

         Section 9.12. Captions. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

         The execution hereof by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                                                      Williams-Sonoma, Inc.

                                                      By /s/Russell Solt
                                                      --------------------------
                                                      Its Senior Vice President,
                                                      CFO

Accepted as of August 8, 1995.

                                                     TEACHERS INSURANCE AND
                                                        ANNUITY ASSOCIATION OF
                                                        AMERICA

                                                     By /s/Nancy Freund Heller
                                                        ----------------------
                                                        Its Director-Private
                                                        Placements

                                                     TRANSAMERICA LIFE
                                                        INSURANCE & ANNUITY
                                                        COMPANY

                                                     By /s/John M. Casparian
                                                        ----------------------
                                                        Its Investment Officer

                                                     TRANSAMERICA OCCIDENTAL
                                                        LIFE INSURANCE
                                                        COMPANY

                                                     By /s/John M. Casparian
                                                        ----------------------
                                                        Its Investment Officer

                                                     NEW ENGLAND MUTUAL LIFE
                                                        INSURANCE COMPANY

                                                     By /s/Frances Shedd Fisher
                                                        -----------------------
                                                        Its Investment Officer

                                                                PRINCIPAL AMOUNT
                                                                    OF NOTES
                                                                TO BE PURCHASED

TEACHERS INSURANCE AND ANNUITY                                       $20,000,000
  ASSOCIATION OF AMERICA
730 Third Avenue
New York, New York  10017-3263
Attention:  Securities Division, Private Placements
Telephone Number:  (212) 916-4720 (Haifen Tao)
                 or (212) 490-9000 (general number)
Telecopier Number: (212) 916-6583

Payments

All payments on account of the Notes shall be made in immediately available funds at the opening of business on the due date by electronic funds transfer through the Automated Clearing House System (identifying each payment as "Williams-Sonoma, Inc., 7.20% Senior Notes Due August 8, 2005, PPN 969904 A* 2, principal, premium or interest") to:

      Morgan Guaranty Trust Company of New York (ABA #021000238)
      23 Wall Street
      New York, New York  10015
           for credit to: Teachers Insurance and Annuity Association of America Account Number 121-85-001
           On order of:  Williams-Sonoma, Inc.

Notices

Contemporaneous with the above electronic funds transfer, written confirmation of each such payment shall be mailed or sent by facsimile to the address set forth below including the following information: (1) the full name, private placement number, interest rate and maturity date of the Notes; (2) allocation of payment between principal, interest, premium and any special payment; and (3) name and address of the bank from which such electronic funds transfer was sent, to:

         Teachers Insurance and Annuity Association of America
         730 Third Avenue
         New York, NY  10017
         Attention:  Securities Accounting Division
         Telephone Number:  (212) 916-4188
         Facsimile Number:  (212) 916-6199
                     -and-
         Attention:  Securities Division, Private Placements

                                   Schedule I
                               (to Note Agreement)

                     Haifen Tao
         Telephone Number:  (212) 916-4720
         Facsimile Number:  (212) 916-6583

All other notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None
Taxpayer I.D. Number:  13-1624203

                                                                PRINCIPAL AMOUNT
                                                                    OF NOTES
                                                                TO BE PURCHASED

TRANSAMERICA LIFE INSURANCE                                           $9,000,000
  & ANNUITY COMPANY
c/o Transamerica Investment Services
1150 South Olive Street
Suite 2700
Los Angeles, California  90015
Attention:  John Casparian

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Williams-Sonoma, Inc., 7.20% Senior Notes Due August 8, 2005, PPN 969904 A* 2, principal, premium or interest") to:

         Bank of America NT & SA (ABA #121-000-358)
         Corporate Service Center #1233
         1850 Gateway Blvd.
         Concord, California  94520
         Attention:  Terry Peach

         for credit to: Transamerica Life Insurance and Annuity Company Account Number 12353-04395



Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments and written confirmation of each such payment, to:

         Transamerica Securities Accounting
         P. O. Box 2101
         Los Angeles, California  90051-0101
         Attention:  Elaine S. Farrell, Manager

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  95-6140222

                                                                PRINCIPAL AMOUNT
                                                                    OF NOTES
                                                                TO BE PURCHASED

TRANSAMERICA OCCIDENTAL LIFE                                          $1,000,000
  INSURANCE COMPANY
c/o Transamerica Investment Services
1150 South Olive Street
Suite 2700
Los Angeles, California  90015
Attention:  John Casparian

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Williams-Sonoma, Inc., 7.20% Senior Notes Due August 8, 2005, PPN 969904 A* 2, principal, premium or interest") to:

         Bank of America NT & SA (ABA #121-000-358)
         Corporate Service Center #1233
         1850 Gateway Blvd.
         Concord, California  94520
         Attention:  Terry Peach

         for credit to: Transamerica Occidental Life Insurance Company Account Number 12353-04390



Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments and written confirmation of each such payment, to:

         Transamerica Securities Accounting
         P. O. Box 2101
         Los Angeles, California  90051-0101
         Attention:  Elaine S. Farrell, Manager

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  95-1060502

                                                                PRINCIPAL AMOUNT
                                                                    OF NOTES
                                                                TO BE PURCHASED

NEW ENGLAND MUTUAL LIFE INSURANCE                                    $10,000,000
  COMPANY
501 Boylston Street
Boston, Massachusetts  02117
Attention:  Private Placements Group
Telecopier No.:  (617) 578-4473

Payments

All payments on or in respect of the Notes to be made prior to 12:00 p.m., New York City time, by bank wire transfer or interbank transfer of Federal or other immediately available funds (identifying each payment as "Williams-Sonoma, Inc., 7.20% Senior Notes Due August 8, 2005, PPN 969904 A* 2, principal, premium or interest") to:

         Chemical Bank
         4 New York Plaza -- ABA Routing No. 021-000-128
         New York, New York
                  for credit to: New England Mutual Life Insurance Company Account Number 144025987

With instructions to give advice of payment to Chemical's Money Transfer Department setting forth the following information:

         Private Placement Number:  969904 A*2
         Borrower:  Williams-Sonoma, Inc.
         Issue (loan rate and maturity): 7.20% Senior Notes Due August 8, 2005 Due date of Current Payment: ________

Confirmation of each such payment setting forth the same information shall be sent concurrently with such payment to:

         New England Mutual Life Insurance Company
         501 Boylston Street
         Boston, Massachusetts  02117
         Attention:  Securities Accounting Department

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payment, and written confirmation of each such payment, to be addressed Attention: Securities Accounting Department.

Name of Nominee in which Notes are to be issued:  None
Taxpayer I.D. Number:  04-1662730

                         DESCRIPTION OF DEBT AND LEASES

1. The Funded Debt (other than Capitalized Rentals) of the Company and its Restricted Subsidiaries outstanding on the Closing Date is as follows:
         $6,874,600 outstanding under that certain Promissory Note dated March 9, 1994 in the principal amount of $7,000,000 made by the Company in favor of Bank of America National Trust and Savings Association ("Bank of America") and the related Standing Loan Agreement dated as of March 9, 1994 between the Company and Bank of America.

2. Rentals on Leases of the Company and its Restricted Subsidiaries outstanding on the Closing Date are as follows:

                  For the month ended June 25, 1995, the aggregate monthly Rentals of the Company and its Restricted Subsidiaries under all leases of real and personal property was $2,809,000.

3. Capitalized Leases of the Company and its Restricted Subsidiaries outstanding on the Closing Date are as follows:

                                      None

4. Liens of the Company and its Restricted Subsidiaries outstanding on the Closing Date are as follows:

                  A. Deed of Trust, Assignment of Rents and Fixture Filing dated as of March 9, 1994 made by the Company in favor of Equitable Deed Company, as trustee for the benefit of Bank of America, and the related California UCC-1 Financing Statement (File No. 94070510) dated March 9, 1994 executed by the Company in favor of Bank of America.

                  B.       See attached schedule of UCC Liens.


                                   Schedule II
                               (to Note Agreement)

                  C. Each of the Subsidiaries has executed a Continuing Guaranty dated August 7, 1995 in favor of Bank of America. These Guarantees grant Bank of America a security interest in all moneys, securities and other property in the possession of Bank of America, and all deposit accounts of the Subsidiaries maintained with Bank of America.

                  D. Under the terms of that certain Joint Venture Agreement dated May 6, 1988 between Tokyu Department Store Co., Ltd. and the Company, the Company may not assign, convey, pledge or encumber the shares of stock described below in Investments.

                  E. Under the terms of the Standing Loan Agreement described above in Funded Debt, the Company has granted Bank of America a security interest in the checking account from which Bank of America is authorized to deduct payments on the Promissory Note.

5. Investments of the Company and its Restricted Subsidiaries outstanding on the Closing Date are as follows:

                  A. Negotiable Promissory Note dated August 12, 1994 in the original principal amount of $2,100,000 issued by Bill Levine in favor of the Company.

                  B. 700 shares of the common stock of Williams-Sonoma Japan Co., Ltd.

                  C. 9,258 shares of capital stock of II Fornio "America" Corporation.

                           SUBSIDIARIES OF THE COMPANY

1.  Restricted Subsidiaries:

                                                                         Percentage of
                                                                       Voting Stock Owned
                                              Jurisdiction of            by Company and
                 Name of Subsidiary            Incorporation         each Other Subsidiary

         Williams-Sonoma Stores, Inc.               CA                       100%
         The Pottery Barn East, Inc.                CA                       100%
         Gardener's Eden, Inc.                      CA                       100%
         Hold Everything, Inc.                      CA                       100%
         Chambers Catalog Company, Inc.             CA                       100%




2.  Subsidiaries (other than Restricted Subsidiaries):

                                                                         Percentage of
                                                                       Voting Stock Owned
                                              Jurisdiction of            by Company and
                 Name of Subsidiary            Incorporation         each Other Subsidiary


                                                   NONE


                             STORE CLOSING CRITERIA

1.   The economic performance of shopping malls.

2.   The economic health of the developer.

3.   The economic strength of the mall retail anchors.

4.   The closing of a department store anchor.

5.   The loss of parking and/or parking ramp.

6.   Fire, earthquake or like occurrences resulting in disruption of operations.

7.   Perception of or actual increase in criminal activity in a mall.

8. Sales performance of a store such that the gross margin on the sales is not greater than the direct expense (four wall expense).

9. Store operating income or contribution toward headquarters expenses being negative.

10.  Contribution percentage of store is less than 5% of sales.

11. "Kick out" opportunity under lease may cause election to close a slightly profitable store within the period allowed in the kick out clause if the company believes the store's sales will not improve.

12. Tax benefits resulting when store is closed and the construction costs are written off over 39 years for tax purposes as opposed to the life of the lease which is used for book purposes.

                                  SCHEDULE III
                               (to Note Agreement)

                              WILLIAMS-SONOMA, INC.

                      7.20% Senior Note Due August 8, 2005

No.                                                           ____________, ____

$                                                              PPN:  969904 A* 2


         WILLIAMS-SONOMA, INC., a California corporation (the "Company"), for value received, hereby promises to pay to or registered assigns
                        on the eighth day of August, 2005
                             the principal amount of

                                                                    Dollars ($ )

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 7.20% per annum from the date hereof until maturity, payable semiannually on the eighth day of February and August in each year (commencing on February 8, 1996) and at maturity. The Company agrees to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the Overdue Rate after the due date, whether by acceleration or otherwise, until paid. "Overdue Rate" shall mean the lesser of (a) the maximum interest rate permitted by law and (b) 9.20% per annum.

         Both the principal hereof and interest hereon are payable at the principal office of the Company in San Francisco, CA in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts. If any amount of principal, premium, if any, or interest on or in respect of this Note becomes due and payable on any date which is not a Business Day, such amount shall be payable on the immediately preceding Business Day. "Business Day"


                                    EXHIBIT A
                               (to Note Agreement)
means any day other than a Saturday, Sunday or other day on which banks in New York, New York or San Francisco, California are required by law to close or are customarily closed.

         This Note is one of the 7.20% Senior Notes due August 8, 2005 (the "Notes") of the Company in the aggregate principal amount of $40,000,000 issued or to be issued under and pursuant to the terms and provisions of the Note Agreement, dated as of August 1, 1995 (the "Note Agreement"), entered into by the Company with the original Purchasers therein referred to and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreement to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Note Agreement for a statement of such rights and benefits.

         This Note and the other Notes outstanding under the Note Agreement may be declared or otherwise become due prior to their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreement.

         The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note Agreement.

         The payment of all principal of, premium, if any, and interest on this Note and the other Notes outstanding under the Note Agreement has been unconditionally guaranteed by the Initial Subsidiary Guarantors (as defined in the Note Agreement) pursuant to the Guaranty Agreement (as defined in the Note Agreement) and under the circumstances described in the Note Agreement shall be guaranteed pursuant to Additional Note Guaranties (as defined in the Note Agreement). Reference is hereby made thereto for a statement of the rights and benefits accorded thereby.

         This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

         This Note and said Note Agreement are governed by and construed in accordance with the laws of New York, including all matters of construction, validity and performance.

                                                           WILLIAMS-SONOMA, INC.

                                                           By

                                                             Its

                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to each Purchaser as follows:

         1. Subsidiaries. Schedule II attached to the Agreement states the name of each of the Company's Subsidiaries, its jurisdiction of incorporation and the percentage of its Voting Stock owned by the Company and/or its Subsidiaries. Those Subsidiaries listed in Section 1 of said Schedule II constitute Restricted Subsidiaries. The Company and each Subsidiary has good and marketable title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and non-assessable.

         2. Corporate Organization and Authority. The Company, and each Restricted Subsidiary,

                 (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

                 (b) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted, except where the failure to have the same could not reasonably be expected to have a Material Adverse Effect; and

                 (c) is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

         3. Financial Statements. (a) The consolidated balance sheets of the Company and its consolidated Subsidiaries as of January 29, 1995, January 30, 1994, January 31, 1993, February 2, 1992 and February 3, 1991 and the statements of income and retained earnings and cash flow for the fiscal years ended on said dates, each accompanied by a report thereon


                                    EXHIBIT B
                               (to Note Agreement)
containing an opinion unqualified as to scope limitations imposed by the Company and otherwise without qualification except as therein noted, by Deloitte & Touche, have been prepared in accordance with GAAP consistently applied except as therein noted, are correct and complete in all material respects and present fairly the financial position of the Company and its consolidated Subsidiaries as of such dates and the results of their operations and cash flow for such periods. The unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of April 30, 1995, and the unaudited statements of income and retained earnings and cash flow for the three-month period ended on said date prepared by the Company have been prepared in accordance with GAAP consistently applied, are correct and complete in all material respects and present fairly the financial position of the Company and its consolidated Subsidiaries as of said date and the results of their operations and cash flows for such period.

         (b) Since January 29, 1995, there has been no change in the condition, financial or otherwise, of the Company and its consolidated Subsidiaries as shown on the consolidated balance sheet as of such date except changes, none of which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

         4. Indebtedness Schedule II attached to the Agreement correctly describes all Funded Debt, Capitalized Leases, Investments and Rentals on Leases of the Company and its Restricted Subsidiaries outstanding on the Closing Date.

         5. Full Disclosure. Neither the financial statements referred to in paragraph 3 hereof nor the Agreement nor any other written statement furnished by the Company to such Purchaser in connection with the negotiation of the sale of the Notes, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading. There is no fact peculiar to the Company or its Subsidiaries, either actually known or which reasonably should be known by the following officers in the diligent performance of his/her duties: the Chairman, the President, the Executive Vice President, the Treasurer, the chief executive officer, the chief financial officer, the controller or the chief legal officer, which the Company has not disclosed to such Purchaser in writing which could reasonably be expected to have a Material Adverse Effect.

         6. Pending Litigation. There are no proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Restricted Subsidiary in any court or before any governmental authority or arbitration board or tribunal which, if adversely determined against the Company or a Restricted Subsidiary, could reasonably be expected to have a Material Adverse Effect.

         7. Title to Properties; Leases. The Company and each Restricted Subsidiary has good and marketable title to all material parcels of real property and has good title to all the other material items of property it purports to own, including that reflected in the most recent balance sheet referred to in paragraph 3 hereof, except as sold or otherwise disposed of in the ordinary course of business and except for Liens permitted by the Agreement. All leases that individually or in the aggregate are material are valid and subsisting and are in full force and effect in all material respects.

         8. Patents and Trademarks. The Company and each Restricted Subsidiary owns or possesses all the patents, trademarks, trade names, service marks, copyrights, licenses and rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others, which the failure to so own or possess could reasonably be expected to have a Material Adverse Effect.

         9. Sale is Legal and Authorized; Other Instruments. The execution and delivery of the Agreement and the Notes by the Company, the sale of the Notes and compliance by the Company with all of the provisions of the Agreement and the Notes --

                 (a) are within the corporate powers of the Company;

                 (b) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the Articles or By-laws of the Company or any Restricted Subsidiary or any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease or other agreement or instrument to which the Company or any Restricted Subsidiary is a party or by which it may be bound or result in the imposition of any Liens or encumbrances on any property of the Company; and

                 (c) have been duly authorized by proper corporate action on the part of the Company (no action by the stockholders of the Company being required by law, by the Articles or By-laws of the Company or otherwise), and the Agreement and the Notes have been executed and delivered by the Company and the Agreement and the Notes constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable in accordance with their respective terms.

         10. No Defaults. No Default or Event of Default has occurred and is continuing. The Company is not in default in the payment of principal or interest on any Debt and is not in default under any instrument or instruments or agreements under and subject to which any Debt has been issued and no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

         11. Governmental Consent. No approval, consent or withholding of objection on the part of any regulatory body, state, Federal or local, is necessary in connection with the execution and delivery by the Company of the Agreement or the issuance, sale or delivery of the Notes or compliance by the Company with any of the provisions of the Agreement or the Notes.

         12. Taxes. All tax returns required to be filed by the Company or any Restricted Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Company or any Restricted Subsidiary or upon any of their respective properties, income or franchises, which are shown to be due and payable in such returns have been paid, unless being contested in accordance with this Agreement. For all taxable years ending on or before February 2, 1992, the Federal income tax liability of the Company and its Restricted Subsidiaries has been satisfied and either the period of limitations on assessment of additional Federal income tax has expired or the Company and its Restricted Subsidiaries have entered into an agreement with the Internal Revenue Service closing conclusively the total tax liability for the taxable year. Except for items being contested in accordance with this Agreement, the Company does not know of any proposed additional tax assessment against it for which adequate provision has not been made on its accounts, and no material controversy in respect of additional Federal or state income taxes due since said date is pending or to the knowledge of the Company threatened. The provisions for taxes on the books of the Company and each Restricted Subsidiary are adequate for all open years, and for its current fiscal period.

         13. Use of Proceeds. The net proceeds from the sale of the Notes will be used to refinance existing indebtedness and for general corporate purposes. None of the transactions contemplated in the Agreement (including, without limitation thereof, the use of proceeds from the issuance of the Notes) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including, without limitation, Regulations G, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. Neither the Company nor any Subsidiary owns or intends to carry or purchase any "margin stock" within the meaning of said Regulation G. None of the proceeds from the sale of the Notes will be used to purchase, or refinance any borrowing the proceeds of which were used to purchase, any "security" within the meaning of the Securities Exchange Act of 1934, as amended.

         14. Private Offering. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Notes, the Guaranty Agreement or any similar Security to or has solicited or will solicit an offer to acquire the Notes, the Guaranty Agreement or any similar Security from or has otherwise approached or negotiated or will approach or negotiate in respect of the Notes, the Guaranty Agreement or any similar Security with any Person other than the Purchasers and not more than 11 other institutional investors, each of whom was offered a portion of the Notes and the Guaranty Agreement at private sale for investment. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Notes, the Guaranty Agreement or any similar Security to or has solicited or will solicit an offer to acquire the Notes, the Guaranty Agreement or any similar Security from any Person so as to bring the issuance and sale of the Notes and the Guaranty Agreement within the provisions of
Section 5 of the Securities Act of 1933, as amended.

         15. ERISA. Assuming the validity of the Purchasers' representations in SECTION 3.2(b) of the Agreement, the consummation of the transactions provided for in the Agreement and compliance by the Company with the provisions thereof and the Notes issued thereunder will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code. Each Plan complies in all material respects with all applicable statutes and governmental rules and regulations, and (a) no Reportable Event has occurred and is continuing with respect to any Plan, (b) neither the Company nor any ERISA Affiliate has withdrawn from any Plan or Multiemployer Plan or instituted steps to do so, and (c) no steps have been instituted to terminate any Plan. No condition exists or event or transaction has occurred in connection with any Plan which could result in the incurrence by the Company or any ERISA Affiliate of any material fine or penalty, and no claims other than claims for benefits in the ordinary course of Plan administration have been made against any Plan. No Plan maintained by the Company or any ERISA Affiliate, nor any trust created thereunder, has incurred any "accumulated funding deficiency" as defined in
Section 302 of ERISA nor does the present value of all benefits vested under all Plans exceed, as of the last annual valuation date, the value of the assets of the Plans allocable to such vested benefits. Neither the Company nor any ERISA Affiliate has any contingent liability with respect to any post-retirement "welfare benefit plan" (as such term is defined in ERISA).

         16. Compliance with Law. (a) Neither the Company nor any Restricted Subsidiary (1) is in violation of any law, ordinance, franchise, governmental rule or regulation to which it is subject; or (2) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure to obtain could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Restricted Subsidiary is in default with respect to any order of any court or governmental authority or arbitration board or tribunal which default could reasonably be expected to have a Material Adverse Effect.

         (b) Without limiting the provisions of clause (a) of this paragraph 16, the Company is in compliance with all applicable Environmental Laws, the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

         17. Investment Company Act. The Company is not, and is not directly or indirectly controlled by or acting on behalf of any Person which is, required to register as an "investment company" under the Investment Company Act of 1940, as amended.

         18. Foreign Assets Control Regulations, etc. Neither the Company nor any Affiliate of the Company is, by reason of being a "national" of a "designated foreign country" or a "specially designated national" within the meaning of the Regulations of the Office of Foreign Assets Control, United States Treasury Department (31 C.F.R., Subtitle B, Chapter V), or for any other reason, subject to any restriction or prohibition under, or is in violation of, any Federal statute or Presidential Executive Order, or any rules or regulations of any department, agency or administrative body promulgated under any such statute or order, concerning trade or other relations with any foreign country or any citizen or national thereof or the ownership or operation of any property.

         19. Solvency. The Company is solvent, has capital not unreasonably small in relation to its business or any contemplated or undertaken transaction and has assets having a value both at fair valuation and at present fair salable value greater than the amount required to pay its debts as they become due and greater than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured. The Company does not intend to incur, or believes or should have believed that it will incur, debts beyond its ability to pay such debts as they become due. The Company will not be rendered insolvent by the execution and delivery of, and performance of its obligations under, the Agreement or the Notes. The Company does not intend to hinder, delay or defraud its creditors by or through the execution and delivery of, or performance of its obligations under, the Agreement or the Notes.

         20. Transactions with Affiliates. Except for the "Related Party Lease Transactions" described in Note F of Notes to Consolidated Financial


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

Statements of the Company as at January 29, 1995, the Company and its Restricted Subsidiaries have neither entered into nor are a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except on terms which when taken as a whole with other transactions as between such Affiliate and the Company and/or its Restricted Subsidiaries are no less favorable to the Company or such Restricted Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.


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

                DESCRIPTION OF SPECIAL COUNSEL'S CLOSING OPINION

         The closing opinion of Chapman and Cutler, special counsel to the Purchasers, called for by SECTION 4.1 of the Note Agreement, shall be dated the Closing Date and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

                    1. Assuming the Note Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company, the Note Agreement is enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                    2. Assuming the Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, the Notes are enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                    3. Assuming the Guaranty Agreement has been duly authorized by all necessary corporate action on the part of the Initial Subsidiary Guarantors, has been duly executed and delivered by the Initial Subsidiary Guarantors and constitutes the legal, valid and binding contract of the Initial Subsidiary Guarantors, the Guaranty Agreement is enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                                    EXHIBIT E
                               (to Note Agreement)

                    4. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Agreement does not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

         The opinion of Chapman and Cutler shall also state that the opinion of Irell & Manella is satisfactory in scope and form to Chapman and Cutler and that, in their opinion, the Purchasers are justified in relying thereon.

         Chapman and Cutler may rely solely upon the opinion of Irell & Manella with respect to all matters governed by California law. The opinion of Chapman and Cutler is limited to the laws of the State of New York, and the Federal laws of the United States.

         With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company.

                    DESCRIPTION OF CLOSING OPINION OF COUNSEL
              TO THE COMPANY AND THE INITIAL SUBSIDIARY GUARANTORS

         The closing opinion of Irell & Manella, counsel for the Company, which is called for by SECTION 4.1 of the Note Agreement, shall be dated the Closing Date and addressed to the Purchasers, shall be satisfactory in scope and form to the Purchasers and shall be to the effect that:

                    1. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of California, has the corporate power and the corporate authority to execute and perform the Note Agreement and to issue the Notes and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.

                    2. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary and all of the issued and outstanding shares of capital stock of each such Subsidiary have been duly issued, are fully paid and non-assessable and are owned by the Company, by one or more Subsidiaries, or by the Company and one or more Subsidiaries. Each Initial Subsidiary Guarantor has the corporate power and the corporate authority to execute and perform the Guaranty Agreement.

                    3. The Note Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                    4. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                    5. The Guaranty Agreement has been duly authorized by all necessary corporate action on the part of the Initial Subsidiary Guarantors, has been duly executed and delivered by the Initial Subsidiary Guarantors and constitutes the legal, valid and binding obligations of the Initial Subsidiary Guarantors enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                    6. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal, state or local, is necessary in connection with the execution, delivery and performance of the Note Agreement, the Guaranty Agreement or the Notes.

                    7. The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Note Agreement do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company pursuant to the provisions of the Articles or By-laws of the Company or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company may be bound.

                    8. The execution, delivery and performance by the Initial Subsidiary Guarantors of the Guaranty Agreement do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Initial Subsidiary Guarantors pursuant to the provisions of the Articles or By-laws of the Initial Subsidiary Guarantors or any agreement or other instrument known to such counsel to which the Initial Subsidiary Guarantors are a party or by which the Initial Subsidiary Guarantors may be bound.

                    9. The issuance, sale and delivery of the Notes and the execution and delivery of the Guaranty Agreement under the circumstances contemplated by the Note Agreement does not, under existing law, require the registration of the Notes or the Guaranty Agreement under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

                   10. The issuance of the Notes and the use of the proceeds of the sale of the Notes in accordance with the provisions of and contemplated by the Note Agreement do not violate or conflict with Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

                   11. There is no litigation pending or, to the best knowledge of such counsel, threatened which in such counsel's opinion could reasonably be expected to have a materially adverse effect on the Company's or the Initial Subsidiary Guarantors' business or assets or which would impair the ability of the Company to issue and deliver the Notes or to comply with the provisions of the Note Agreement or the ability of the Initial Subsidiary Guarantors to comply with the Guaranty Agreement.

                   12. The choice of New York as the governing law of the Note Agreement, the Notes and the Guaranty Agreement is valid and will be upheld and applied by the courts of the State of California.

         The opinion of Irell & Manella shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company and the Initial Subsidiary Guarantors.